Exhibit 4.52

Additional agreement No. 1

to Credit Facility Agreement No. 85/13-B dated April 26, 2013

Moscow	August 28, 2015

Gazprombank (Joint Stock Company), general license No. 354, hereinafter referred to as the “Lender” or the “Bank”, represented by Aleksander Yuryevich Muranov, Deputy Chairman of the Management Board, acting by virtue of power of attorney No.Д-01/1749 dated November 18, 2014, on the one part, and

Joint Stock Holding Company Yakutugol, hereinafter referred to as the “Borrower”, represented by Vladimir Nikolaevich Dronov, Deputy General Director of Mechel-Mining Management Company Limited Liability Company, acting by virtue of Power of Attorney w/o dated January 29, 2014, on the other part, together referred to as the “Parties”, signed this Additional Agreement (hereinafter referred to as the “Additional Agreement”) to Credit Facility Agreement No. 85/13-B dated April 26, 2013 (hereinafter - the “Credit Agreement”) as follows:

1 INTRODUCTION OF AMENDMENTS TO THE CREDIT AGREEMENT

1.1 The Parties agreed to amend and read the Credit Agreement in new revision (hereinafter referred to as the “Amended Credit Agreement”) in accordance with Annex No. 1 hereto.

1.2 Obligations of the Parties under the Credit Agreement shall be considered to be amended in the form as set forth herein and in the Amended Credit Agreement after performance of conditions precedent specified in Article 4 hereof from the date specified in the Reconciliation Certificate, as this term is defined in clause 2.2 hereof (hereinafter referred to as the “Effective Date”).

2 CHANGE OF THE CREDIT CURRENCY

2.1 The total debt amount of the Borrower to the Bank under the Credit Agreement at the date of signing this Additional Agreement is 417,405,188.63 (Four hundred Seventeen million four hundred five thousand one hundred eighty eight 63/100) US dollars, including:

2.1.1	Principal debt amount - 385,776,777.35 (Three hundred eighty five million seven hundred seventy six thousand seven hundred seventy seven 35/100) US dollars,

2.1.2	amount of interest accrued but not repaid, - 31,628,411.28 (Thirty one million six hundred twenty eight thousand four hundred eleven 28/100) US dollars.

2.2 The Parties agreed after the Borrower’s performance of all conditions precedent listed in Article 4 hereof to draw up and sign the reconciliation certificate for the Borrower’s debt to the Bank under the Credit Agreement in the form of Annex No. 2 hereto (hereinafter referred to as the “Reconciliation Certificate”).

2.3 The Parties agreed to recalculate the amount of total debt of the Borrower under the Credit Agreement in the Russian Federation currency (roubles) as of the Effective Date. The Parties agreed to recalculate the amount of debt of the Borrower at the internal rate of the Bank specified in the Reconciliation Certificate on the Effective Date.

2.4 Credit currency is changed on the Effective Date on the basis of the Reconciliation Certificate signed by the parties that forms an integral part hereof.

2.5 The Borrower shall repay the Principal debt and pay the accrued interest in the terms provided for by the Amended Credit Agreement in Russian roubles.

2.6 The Bank shall be entitled to submit for payment by the Borrower the amount of forfeit (penalty) for the Borrower’s failure to pay the interests, repay the principal debt and other obligations of the Borrower in accordance with clause 6.10 of the Credit Agreement (in the revision effective on this Additional Agreement signature date). If the Lender resolves to submit a claim against the Borrower for payment of this penalty, the Lender shall send a written notification to the Borrower specifying the claim performance term. This penalty (fine) amount shall be payable by the Borrower within the term specified in the notification of the Bank on payment of this penalty in roubles at an internal exchange rate of the Bank specified in the Reconciliation Certificate.

2.7 The Parties agree that the Credit Facility Utilization Period under the Credit Agreement has expired and further use by the Borrower of the Credit Facility and receipt of Tranches is not carried out.

3 WARRANTIES AND REPRESENTATIONS

3.1 On the date when the Additional Agreement is signed and on the Effective Date the Borrower represents that:

3.1.1	It is the legal entity established according to the set procedure and performing its business under the Laws, has the rights and authority to own its property, assets and income to perform its business in the current form.

3.1.2	It has the right to sign this Additional Agreement and perform the obligations provided for in this Additional Agreement.

3.1.3	It has no information that the relevant court has adopted the decision to wind up the Borrower (bankruptcy decision), it has not adopted the resolution on voluntary liquidation (bankruptcy), no observation procedure, external control procedure, financial recovery procedure or similar actions and measures were taken in its regard.

3.1.4	The Borrower made all necessary corporate decisions, received or executed all valid permits, approvals, consents, licenses, exemptions, registration, notarizations required to sign this Additional Agreement and perform the obligations hereunder.

3.1.5	This Additional Agreement is legal, valid and binding on the Borrower, and in can be enforced in relation to the Borrower in accordance with the conditions of this Additional Agreement and the provisions of the Laws.

3.1.6	Acceptance and performance by the Borrower of obligations hereunder do not entail: violation of any of the provisions of the constitutional documents and internal regulations of the Borrower; violation of obligations to third parties under contracts the Party to which is the Borrower or violation of any judicial decision or administrative act; violation of the Laws.

3.1.7	The Borrower has never failed to perform and has never performed unduly the obligations under the Financial debt and/or payment obligations under any other agreement (contract) save for non-performance or undue performance by the Borrower of the obligations under any agreements (contracts) listed in Annex No.11 to the Amended Credit Agreement (taking into account the updates introduced in accordance with subclause 4.1.19 hereof).

3.2 The Borrower acknowledges that the Lender signs this Additional Agreement completely relying on the representations set forth in this Article and the Borrower assumes full responsibility for non-compliance of any provisions in this Articles with actual circumstances (including those resulting in recognition of this Additional Agreement as invalid in whole or in part).

4 CONDITIONS PRECEDENT

4.1 Performance of obligations and exercise of rights of the Parties hereunder and change in rights and obligations of the Parties under the Credit Agreement in accordance herewith is due to: (a) signing by the Parties of the Reconciliation Certificate and (b) performance by the Parties of the following actions and occurrence of the following circumstances, irrespective of their sequence, but with mandatory condition as to performing them all in the aggregate:

4.1.1	Provision by the Borrower of written confirmation on absence on the Effective Date of negative changes in the Group activities upon signature hereof.

4.1.2	Provision by the Company of duly signed by the parties and effective written agreement or another confirmation (according to the form agreed on with the Bank acting reasonably) on restructuring the debt of the Group companies to VTB Bank (Public Joint Stock Company) and its affiliates under the conditions acceptable to the Bank.

4.1.3	Provision of the Lender by the Borrower with authentic copies of the custody account statements of the Parties Liable, that are the Pledgors under the pledge agreements specified in Article 5.1 of the Amended Credit Agreement confirming actual recording (registration) of the shares pledge at the Depositary, as well as that there are no other encumbrances for the pledged shares save for pledging in favour of the Lender.

4.1.4	Signature of the following debt transfer contracts provided that equal counter-performance is provided under relevant debt transfer contracts:

4.1.4.1	Credit Agreement Debt Transfer Contract No. 2612-196-К dated May 4, 2012 between the Bank, Mechel-Energo OOO and CMP PAO in the amount of 1,400,000,000 (One billion four hundred million) roubles;

4.1.4.2	Credit Agreement Debt Transfer Contract No. 2612-196-К dated May 4, 2012 between the Bank, Mechel-Energo OOO and Southern Kuzbass OAO in the amount of 2,000,000,000 (Two billion) roubles;

4.1.4.3	Credit Agreement Debt Transfer Contract No. 2612-196-К dated May 4, 2012 between the Bank, Mechel-Energo OOO and Urals Stampings Plant OAO in the amount of 200,000,000 (Two hundred million) roubles;

4.1.5	Signature of Additional Agreement to Credit Agreement No. 2612-196-К dated May 4, 2012 between the Bank and relevant obligors listed in subclause 4.1.4 hereof providing for the changes in the conditions of this Credit Agreement agreed on with the Bank.

4.1.6	Provision to the Bank of consent of guarantors and pledgors under guarantee and pledge agreements concluded to guarantee performance of obligations of Mechel-Energo OOO to the Bank under Credit Agreement No. 2612-196-K dated May 4, 2012 to bear responsibility for new obligors under debt transfer contracts listed in subclause 4.1.4 hereof, except for the Company’s consent that is included in the agenda of the General Shareholders’ Meeting of the Company confirmation of convening of which is provided to the Lender in accordance with subclause 4.1.10 hereof.

4.1.7	Provision of the Lender by the Borrower or relevant Party Liable with confirmation as to provision of equal counter-performance under debt transfer contracts listed in subclause 4.1.4 in the amount and according to the procedure provided for in the relevant debt transfer contracts listed in subclause 4.1.4 hereof.

4.1.8	Provision of the Lender by the Borrower or relevant Party Liable with confirmation that legal and other expenses related to preparation and agreement on this Additional Agreement and documents specified in clause 4.1.17 and 4.1.18 were paid in full.

4.1.9	Provision by the Company of Financial model agreed with the Bank.

4.1.10	Provision of confirmation of convening of the General Shareholders’ Meeting duly certified by the Company the agenda of which includes the issue on approval of conclusion of guarantee agreements between the Company and the Bank (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) in accordance with which the Company shall be fully responsible for performance of obligations of the Borrower, Southern Kuzbass OAO, CMP PAO, Mechel-Service OOO and Mechel-Energo OOO to the Bank.

4.1.11	Provision of confirmation of convening of the General Shareholders’ Meeting of Southern Kuzbass OAO duly certified by Southern Kuzbass OAO the agenda of which includes the issue on approval of conclusion of guarantee agreements (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) between Southern Kuzbass OAO and the Bank in accordance with which Southern Kuzbass OAO shall be fully responsible for performance of obligations of the Borrower, CMP PAO, Beloretsk Metallurgical Plant OAO, Urals Stampings Plant OAO, Mechel-Service OOO, Mechel-Energo OOO and Mechel-Coke OOO to the Bank, as well as on approval of the debt transfer agreement under Credit Agreement No. 2612-195-K dated May 3, 2012 between the Bank, Mechel-Service OOO and Southern Kuzbass OAO.

4.1.12	Conclusion between the Company and the Bank or its affiliates of priority right to submit a proposal and be compared to the best bid in respect of provision with comparable quality and scope of any investment and banking services, including transactions for purchase and sale of assets/shares of the Group companies.

4.1.13	Provision of confirmation of convening of the General Shareholders’ Meeting duly certified by the Borrower the agenda of which includes the following issues:

4.1.13.1	on early termination of powers of members of the Board of Directors and election of members of the Board of Directors of the Borrower;

4.1.13.2	on inclusion of the Bank’s candidate in the list of candidates for voting for election to the Board of Directors of the Borrower at such General Shareholders’ Meeting of the Borrower;

4.1.13.3	on introduction of amendments into the Borrower’s constitutional documents in accordance with subclause 4.24.4 of the Amended Credit Agreement.

4.1.14	Provision of confirmation of convening of the General Shareholders’ Meeting of the Party Liable duly certified by the Party Liable the agenda of which includes the issue on introduction of amendments into constitutional documents of the Party Liable in accordance with subclause 4.24.4 of the Amended Credit Agreement.

4.1.15	Provision by the Borrower of the following documents:

4.1.15.1	Notarized copies (or in any other form agreed by the Bank) of the constitutional documents of the Borrower and Parties Liable, registered in accordance with the set procedure and all the amendments thereto, registration certificates of the Borrower and Parties Liable, and in relevant cases, registration certificates for the constitutional documents and all the amendments thereto, as well as other documents requested by the Bank before signature hereof.

4.1.15.2	Copies of resolutions of authorized bodies of the Borrower and the Parties Liable (if applicable) notarized or in another form agreed with the Bank certified in accordance with the laws, except for resolutions of the General Shareholders’ Meeting of the Company and the General Shareholders Meeting of Southern Kuzbass OAO, the confirmation of convening of which is provided to the Lender in accordance with subclause 4.1.10 and 4.1.11 hereof:

4.1.15.2.1	on approval of the conditions of the Additional Agreement and Collateral documentation listed in Article 5.1 of the Amended Credit Agreement and the party to which is the relevant Group company and the transactions provided for therein, as well as any related transactions, including (in relevant cases) on approval of transaction as a major transaction and/or related party transaction (in the meaning set forth in the Laws for these terms);

4.1.15.2.2	on vesting the relevant person or persons with powers required to sign this Additional Agreement on behalf of the Borrower and the Collateral documentation on behalf of the relevant Party Liable.

4.1.15.3	Notarized copies (or originals) of all powers of attorney on granting to authorized persons of the Borrower the powers required for signing this Additional Agreement.

4.1.15.4	Notarized copies (or originals) of all powers of attorney on granting to authorized persons of the Parties Liable the powers required for signing the Collateral documentation the Party to which is the relevant Party Liable.

4.1.15.5	Certified copies of the cards with signature samples of each person authorized to sign this Additional Agreement on behalf of the Borrower and the Collateral documentation to which the Party Liable is the party on behalf of the Parties Liable.

4.1.15.6	Documents signed by the authorized representative of the Borrower and relevant Party Liable confirming among other that each document (either original, copy or extract) provided by the Borrower and/or relevant Party Liable or on their behalf in accordance with this Article, is authentic, contains full and reliable information, has full legal force, has not been changed, cancelled, revoked or terminated and that as of the date not earlier than the date hereof in relation to the issues dealt with in the relevant document no new documents have been issued.

4.1.16	Conclusion of an agreement between the Company and the Bank providing for the Company’s obligations to perform certain actions related to convening of the extraordinary General Shareholders’ Meeting.

4.1.17	Conclusion of the following agreements and/or introduction of amendments into the agreements effective as of the date of this Additional Agreement providing for security for performance of the Borrower’s obligations under the Amended Credit Agreement:

4.1.17.1	The Company Guarantee agreements between the Lender and the Company;

4.1.17.2	Southern Kuzbass OAO Guarantee agreements between the Lender and Southern Kuzbass OAO;

4.1.17.3	CMP PAO Guarantee agreements between the Lender and CMP PAO;

4.1.17.4	Urals Stampings Plant OAO Guarantee agreements between the Lender and Urals Stampings Plant OAO;

4.1.17.5	Korshunov Mining Plant OAO Guarantee agreements between the Lender and Korshunov Mining Plant OAO;

4.1.17.6	Mechel Carbon AG Guarantee between the Lender and Mechel Carbon AG;

4.1.17.7	CMP PAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares between the Lender and the Company;

4.1.17.8	Block of shares pledge agreements of Izhstal OAO in the amount of 33.33 (Thirty three point and thirty three percent of the total amount of ordinary shares between the Lender and the Company;

4.1.17.9	Block of shares pledge agreements of Beloretsk Metallurgical Plant OAO in the amount of 25 (Twenty five) percent + 1 (one) share of the total amount of ordinary shares between the Lender and the Company;

4.1.17.10	Urals Stampings Plant OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares between the Lender and the Company;

4.1.17.11	Borrower’s block of shares pledge agreements in the amount of 25 (Twenty five) percent of total amount of ordinary shares between the Lender and Mechel Mining OAO;

4.1.17.12	Trade Port Posiet OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares between the Lender and Mechel-Trans OOO;

4.1.17.13	Share pledge agreements of Port Mechel Temryuk OOO in the amount of 25 (Twenty five) percent of the registered authorized capital of Port Mechel Temryuk OOO between the Lender and Mechel-Trans OOO.

4.1.18	Introduction of amendments to the Collateral documentation existing at the date hereof concluded in accordance with the Credit Agreement, for the purpose of displaying amendments to be introduced into the Credit Agreement in accordance with the terms and conditions hereof.

4.1.19	Provision by the Company of the information and data contained in Annexes Nos. 11, 13, 15 of the Amended Credit Agreement and the information and data provided in accordance with clause 1.1 of Annex No.4 of the Amended Credit Agreement updated as of July 31, 2015, as well as information and data provided in Annex No.12 of the Amended Credit Agreement updated as of the Effective Date in the form of relevant annexes to the Amended Credit Agreement.

4.2 If conditions precedent under clause 4.1 hereof are not complied with within 55 (Fifty five) calendar days upon signature hereof, the conditions precedent also will be:

4.2.1	Conclusion of guarantee agreements (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) between Southern Kuzbass OAO and the Bank in accordance with which Southern Kuzbass OAO shall be fully responsible for performance of obligations of the Borrower, CMP PAO, Beloretsk Metallurgical Plant OAO, Urals Stampings Plant OAO, Mechel-Service OOO, Mechel-Energo OOO and Mechel-Coke OOO to the Bank;

4.2.2	Signature of the following debt transfer contracts:

4.2.2.1	between the Bank, Mechel-Service OOO and Southern Kuzbass OAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 6,500,000,000 (Six billion five hundred million) roubles;

4.2.2.2	between the Bank, Mechel-Service OOO and CMP PAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 1,400,000,000 (One billion four hundred million) roubles;

4.2.2.3	between the Bank, Mechel-Service OOO and Urals Stampings Plant OAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 300,000,000 (Three hundred million) roubles; and

4.2.2.4	between the Bank, Mechel-Service OOO and Mechel-Coke OOO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 1,400,000,000 (One billion four hundred million) roubles;

4.2.3	Signature of Additional Agreement to Credit Agreement No. 2612-195-К dated May 3, 2012 between the Bank and relevant obligors listed in subclause 4.2.2 hereof providing for the changes in the conditions of this Credit Agreement agreed on with the Bank.

4.2.4	Provision to the Bank of consent of guarantors and pledgors under guarantee and pledge agreements concluded to guarantee performance of obligations of Mechel-Service OOO to the Bank under Credit Agreement No. 2612-195-K dated May 3, 2012 to bear responsibility for new obligors under debt transfer contracts listed in subclause 4.2.2 hereof, except for the Company’s consent that is included in the agenda of the General Shareholders’ Meeting of the Company confirmation of convening of which is provided to the Lender in accordance with subclause 4.1.10 hereof.

4.3 If conditions precedent under clause 4.1 hereof are not complied with within 95 (Ninety five) calendar days upon signature hereof, the conditions precedent also will be:

4.3.1	Provision of the Lender by the Borrower or relevant Party Liable with confirmation as to provision of equal counter-performance under debt transfer contracts listed in subclause 4.2.2 in the amount and according to the procedure provided for in the relevant debt transfer contracts listed in subclause 4.2.2 hereof.

4.3.2	Conclusion of guarantee agreements (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) duly approved by the management bodies of the Company in accordance with the laws under which the Company shall be fully responsible for performance of obligations of CMP PAO, Southern Kuzbass OAO, Mechel-Service OOO, Mechel-Energo OOO and the Borrower under contracts concluded with the Bank.

4.4 The Lender shall be entitled to unilaterally at its discretion refuse to apply any of the conditions precedent listed in Article 4 hereof.

4.5 Prior to the Effective Date provisions of the Credit Agreement shall apply to rights and obligations of the Parties without taking into account the amendments introduced hereby.

5 GENERAL PROVISIONS

5.1 Terms used herein shall have the meaning specified in the Amended Credit Agreement.

5.2 This Additional Agreement is an integral part of the Credit Agreement.

5.3 The Annexes to this Additional Agreement, as well as the Appendices provided by the Company in accordance with clause 4.1.19 of this Additional Agreement form an integral part of this Additional Agreement.

5.4 The Bank is entitled to repudiate this Additional Agreement unilaterally in case any of the below events occur:

5.4.1	Within 55 (Fifty five) calendar days upon signature of this Additional Agreement:

5.4.1.1	guarantee agreement (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) in accordance with which Southern Kuzbass OAO shall be fully responsible for performance of obligations of the Borrower, CMP PAO, Beloretsk Metallurgical Plant OAO, Urals Stampings Plant OAO, Mechel-Service OOO, Mechel-Energo OOO and Mechel-Coke OOO to the Bank will no be concluded between the Bank and Southern Kuzbass OAO;

5.4.1.2	the following debt transfer contracts are not signed:

5.4.1.2.1	between the Bank, Mechel-Service OOO and Southern Kuzbass OAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 6,500,000,000 (Six billion five hundred million) roubles;

5.4.1.2.2	between the Bank, Mechel-Service OOO and CMP PAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 1,400,000,000 (One billion four hundred million) roubles;

5.4.1.2.3	between the Bank, Mechel-Service OOO and Urals Stampings Plant OAO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 300,000,000 (Three hundred million) roubles; and

5.4.1.2.4	between the Bank, Mechel-Service OOO and Mechel-Coke OOO under Credit Agreement No.2612-195-К dated May 3, 2012 for the amount of 1,400,000,000 (One billion four hundred million) roubles.

5.4.1.3	additional agreement to Credit Agreement No. 2612-195-K dated May 3, 2012 providing for changes in terms and conditions hereof agreed with the Bank will not be concluded between the Bank and Southern Kuzbass OAO, CMP PAO, Urals Stampings Plant OAO, Mechel-Service OOO and Mechel-Coke OOO;

5.4.1.4	The Bank will not be provided with the consent of guarantors and pledgors under guarantee and pledge agreements concluded to guarantee performance of obligations of Mechel-Service OOO to the Bank under Credit Agreement No. 2612-195-K dated May 3, 2012 to bear responsibility for Southern Kuzbass OAO, CMP PAO, Urals Stampings Plant OAO, Mechel-Service OOO and Mechel-Coke OOO in connection with the debt transfer, except for the Company’s consent that is included in the agenda of the General Shareholders’ Meeting of the Company confirmation of convening of which is provided to the Lender in accordance with subclause 4.1.10 of this Additional Agreement;

5.4.2	Within 95 (Ninety five) calendar days upon signature of this Additional Agreement:

5.4.2.1	guarantee agreement (additional agreements to guarantee agreements concluded with the Bank upon signature hereof) duly approved by the management bodies of the Company in accordance with the laws under which the Company shall be fully responsible for performance of obligations of CMP PAO, Southern Kuzbass OAO, Mechel-Service OOO, Mechel-Energo OOO and the Borrower under contracts concluded with the Bank will not be concluded between the Bank and the Company.

5.4.2.2	The Bank will not be provided with confirmation as to provision of equal counter-performance under debt transfer contracts listed in subclauses 5.4.1.2.1 - 5.4.1.2.4 hereof in the amount and according to the procedure provided for in the relevant debt transfer contracts.

5.5 The Bank is entitled to repudiate this Additional Agreement within 30 (Thirty) calendar days upon expiration of the term specified in subclauses 5.4.1 or 5.4.2 of this Additional Agreement. This Additional Agreement is considered to be terminated upon delivery to the Borrower of the notification of the Lender’s repudiation of this Additional Agreement in accordance with clause 5.4 hereof.

5.6 Termination hereof shall not terminate the Credit Agreement. In case of this Additional Agreement termination in accordance with clause 5.4 hereof, the provisions of the Credit Agreement shall apply to the rights and obligations of the Parties excluding the amendments introduced by this Additional Agreement.

5.7 In case of repudiation hereof in accordance with clause 5.4 hereof, the Bank shall not be considered to have waived its rights under the Credit Agreement. In this case the Credit Agreement will be valid in the version effective on the date of this Additional Agreement signature, and all guarantee agreements and pledge agreements signed to secure obligation performance by the Borrower under the Credit Agreement will be valid in the version effective on the date of this Additional Agreement signature.

5.8 The Parties agree that all amounts received by the Lender under Credit Agreement amended in accordance with this Additional Agreement shall not be returned to the Borrower after repudiation of this Additional Agreement by the Bank in accordance with clause 5.4 above and shall be offset on account of relevant payments under the Credit Agreement (excluding the amendments introduced by this Additional Agreement).

5.9 In case of repudiation hereof in accordance with clause 5.4 hereof, the Lender shall at the Borrower’s request within 15 (Fifteen) Business days upon provision to the Borrower of a notification, in accordance with clause 5.5 hereof (and subject to provision by the Borrower of all of the following documents and agreements signed by him/her) sign agreements and documents on termination of share pledge agreements, as well as guarantee agreements (additional agreements to guarantee agreements) concluded in accordance with subclause 4.1.17 hereof and perform other actions required in accordance with applicable laws for release of these shares from pledge. The Borrower shall reimburse the Lender’s costs incurred on its own behalf and at the Borrower’s expense related to performance by the Lender of this clause of the Additional Agreement.

5.10 In case of repudiation hereof in accordance with clause 5.4 hereof, repayment of the Principal debt amount and payment of interest for Credit use is made in the credit currency under Credit Agreement (excluding the amendments introduced by this Additional Agreement). For the purposes of determining the amounts to be offset in accordance with clause 5.8 hereof, an internal rate of the Bank is used that is specified in the Reconciliation Certificate on the Effective Date.

5.11 If any provisions hereof become invalid or void at any time, or if the court or any other body of competent jurisdiction determines that the Additional Agreement is invalid or void, such invalidity or voidness shall not affect validity of other provisions hereof that will be considered to be valid independently.

6 GOVERNING LAW. DISPUTES REVIEW

6.1 The rights and obligations of the Parties not governed by the provisions of this Additional Agreement will be subject to the laws of the Russian Federation.

6.2 This Additional Agreement is made and subject to interpretation in compliance with the laws of the Russian Federation.

6.3 If this Additional Agreement or any part hereof is invalid or void, the Parties shall make all reasonable efforts to introduce required amendments hereto so as to eliminate the consequences of invalidity or voidness of the relevant provisions hereof.

6.4 Disputes and disagreements shall be reviewed according to the procedure provided for in the Russian Federation laws at the Arbitration Court of Moscow.

7 INTRODUCTION OF AMENDMENTS AND OTHER CONDITIONS

7.1 Introduction of amendments and supplements into this Additional Agreement and its termination shall be executed by additional agreements that will be an integral part hereof.

7.2 Any notification or other communication sent by the Parties to each other hereunder shall be made in writing, signed by an authorized person and sent by e-mail corpfin@mechel.com and fax + 7 (495) 221-88-00 (e-mail address, fax number of the Borrower), fax + 7 (495) 719-19-67 (fax number of the Lender) with mandatory sending of the original by courier or registered mail (registered mail with return receipt requested) or telegraphic message at the address specified in Article 8 hereof.

7.3 This Additional Agreement is signed in Moscow in 3 (Three) copies of equal legal force, including one copy for the Borrower, two copies for the Lender.

8 CORRESPONDENCE AND ADDRESSES OF THE PARTIES

8.1 Official correspondence on issues hereof will be executed in Russian with mandatory details “Credit Facility Agreement dated «26» April 2013 No.85/13-B” by courier or registered mail (registered mail with return receipt requested), telegraphic message or fax. Correspondence sent by fax shall be mandatorily sent by courier or mail.

8.2 The Parties shall notify each other in writing on the upcoming change of their addresses, telex, fax, phone numbers at least 10 (Ten) calendar days prior to the date of change.

8.3 Addresses and bank details of the parties:

Lender

Gazprombank (Joint Stock Company);

16 Nametkina Str., building 1, 117420 Moscow, TIN 7744001497, corr.acc 30101810200000000823 Main Department of the Bank of Russia for the Central Federal District, personal account

No.47422810100000000051, BIC 044 525 823

Payment details in USD: DEUTSCHE BANK TRUST COMPANY AMERICAS, New York 130 Liberty Street, New York. NY 10006 USA SWIFT CODE: BKTR US 33 account N 04414534 in favour of Gazprombank. To be credited to the account 47422840200000000044

Payment details in EUR: Commerzbank AG. Frankfurt-am-Main

SWIFT: COBADEFF account 400887037001 EUR. To be credited to the account 47422978800000000044

Borrower	Joint Stock Holding Company Yakutugol, 3 Lenina Str., b.1, Neryungri, 678960 Republic of Sakha (Yakutia) TIN 1434026980, account No. 40702810300261002462, 4070284020026300263002462, 40702978800263002462 at the branch of GBP Bank (JSC) in Yekaterinburg corr. acc. 30101810800000000945 at the Unified Cash Settlement Center of Yekaterinburg.

On behalf of the Lender Deputy Chairman of the Management Board of Gazprombank (Joint Stock Company)	On behalf of the Borrower Deputy General Director of Mechel-Mining Management Company Limited Liability Company

signed A.Yu. Muranov	signed V.N. Dronov

L.S.	L.S.
/Seal: GAZPROM BANK *JOINT STOCK COMPANY* MOSCOW* GAZPROMBANK/	/Seal: Mezhdurechensk Kemerovo Region* Russian Federation* Southern Kuzbass Coal Company OAO* MECHEL* Southern Kuzbass/

Annex No.1

to Additional agreement No. 1 dated August 28, 2015

to Credit Facility Agreement No. 85/13-B dated April 26, 2013

CREDIT FACILITY AGREEMENT

Gazprombank (Joint Stock Company), general license No. 354, hereinafter referred to as the “Lender” or the “Bank”, represented by Aleksander Yuryevich Muranov, Deputy Chairman of the Management Board, acting by virtue of power of attorney dated «19» December 2012 No.Д-01/2188, on the one part and

Joint Stock Holding Company Yakutugol, hereinafter referred to as the “Borrower”, represented by Sergey Mikhailovich Korovin, Director for Finance, acting by virtue of Power of Attorney w/o dated «01» November 2011, on the other part, together referred to as the “Parties”, concluded this Agreement (hereinafter referred to as the “Agreement”) as follows:

SECTION I. GENERAL PROVISIONS

1. INTERPRETATION OF DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings set forth below:

Credit currency - 1) foreign currency (USD) - in relation to the monetary provided under the Credit Agreement before the Effective Date; 2) currency of the Russian Federation (roubles) - in relation to the monetary funds that can be provided in accordance with clause 6.1 of this Agreement and in relation to the amount of the Principal Debt after the Effective Date.

Intercompany debt - Financial debt under which the Borrower and the Lender are the Group companies.

Revenues - has the meaning provided for in IFRS.

Group - legal entities that are affiliates of the Company in accordance with the laws of the Russian Federation, as well as legal entities included in consolidated financial statements of the Company according to US GAAP or IFRS if the direct consolidation method is used.

The effective date shall mean the Reconciliation Certificate date pursuant to the conditions of Additional Agreement No.1.

Final maturity date of the debt under the Credit Facility - date of full actual repayment of the Principal Debt under the Credit Facility in full.

Interest payment date- date, not later than which the Borrower shall pay interest for the Interest Period.

The Borrower’s monetary obligations - the Borrower’s debt hereunder, including the Principal debt, interest, fees and penalties not paid (not returned) on any date hereof.

Financial Control Department - Department in the organizational structure of the Company reporting to the Deputy General Director and performing monitoring, analysis and control functions of financial conditions and activities of the Group.

Additional agreement No. 1 - Additional Agreement to this Agreement concluded between the Lender and the Borrower              2015.

Laws - regulatory and legal acts applicable in the territory of registration of the relevant Group company.

Deputy General Director - Deputy General Director of the Company for Financial Control appointed by the Company in accordance with Annex No. 3 hereto.

Credit Facility Utilization - actual provision by the Lender to the Borrower of monetary funds within the Credit Facility Utilization Period in accordance herewith and on terms and conditions provided for herein.

Credit Facility - set of Tranches provided by the Lender to the Borrower in accordance herewith and on terms and conditions provided for herein.

Credit - monetary funds granted by the Lender to the Borrower that are repayable in accordance with the terms and conditions hereof.

Company - Mechel Open Joint Stock Company, registered office: 1 Krasnoarmeyskaya Str., Moscow 125993, OGRN: 1037703012896, TIN: 7703370008.

IFRS - shall mean International Financial Reporting Standards, referred to in Regulation No. 1606/2002 adopted by the European Parliament and Council of Europe on July 19, 2002, in the part applicable to the respective financial reporting.

Independent financial advisor - any of the following international accounting companies: PricewaterhouseCoopers, E&Y, KPMG, Deloitte.

Parties Liable - pledgors and guarantors under the Collateral documentation.

Collateral documentation - pledge, guarantee and indemnity agreements concluded to secure the Borrower’s obligations hereunder in accordance with clause 5.1 hereof.

Principal Debt - Credit amount provided to the Borrower and not repaid (not returned) on any date of the Agreement, including the one not paid (not returned) within the term set herein.

Credit Facility Utilization Period - period during which the Borrower shall be entitled to use the Credit Facility line in accordance with clause 6.3 hereof.

Interest period - period for which accrued interest is paid.

Business day - day that is both a business day in countries of registration of the Lender, the Borrower and credit institutions through which settlements are made hereunder.

Settlement account - the Borrower’s bank account in currency of the Russian Federation opened at the Bank.

Foreign Currency Settlement Account - the Borrower’s bank account in foreign currency opened at the Bank.

Restructuring - transactions (set of transactions) concluded by the Group company for purposes of Financial debt restructuring to credit institutions on the date of signing Additional Agreement No. 1, provided that:

(a)	the conditions of these transactions concerning the term, procedure and/or schedule of such Financial debt final repayment, interest rate conditions (including their payment and capitalization conditions), as well as other conditions affecting the financial sate of the relevant Group company do not entail preferential treatment of relevant credit institutions as compared to the Lender in relation to meeting the requests for this company of the Group;

(b)	new guarantee is not created for these transactions, except for:

(i)	planned guarantee in favour of VTB Bank (Public Joint Stock Company) and specified in Annex 10 hereto;

(ii)	the pledges and guarantees provided instead of the effective pledges and/or guarantees under refinanced credits and loans provided that the pledge subject and/or amount of the guarantor’s liability remains unchanged;

(c)	these transactions will be concluded on or prior to December 31, 2015.

Refinancing - transactions (set of transactions), except for Restructuring transactions, concluded by the Group company for purposes of Financial debt refinancing, provided that:

(a)	the conditions of these transactions concerning the term, procedure and/or schedule of such Group companies’ Financial debt final repayment, interest rate conditions (including their payment and capitalization conditions), as well as other conditions affecting the financial sate of the relevant Group company do not entail preferential treatment of Lenders under the refinanced Financial debt as compared to the Bank in relation to meeting the requests for this company of the Group;

(b)	new security is not established under these transactions save for pledges and guarantees provided instead of the effective pledges and/or guarantees under the refinanced financial debt provided that the pledge subject and/or the amount of the guarantor’s liability remain unchanged.

Tranche - part of the Credit granted within the Credit Facility under the terms and conditions provided for herein.

Total debt - total Financial debt of the Group companies to third parties not included in the Group.

Traders shall mean:

(a)	Mechel Carbon AG;

(b)	any other Group company performing functions of the intermediate seller

(and each Company - “Trader”).

Financial Debt shall mean any indebtedness of the Borrower or companies of the Group (without double accounting) resulting from:

(a)	receipt of monetary funds in the form of a loan, credit, overdraft or project financing;

(b)	capitalization of interests and other payments;

(c)	receipt of an trade credit, commercial credit for more than one hundred and eighty (180) calendar days, issue of a letter of credit and granting of bank guarantees by order of the Borrower and/or company of Group;

(d)	issue of bonds, notes, bills of exchange and any other debt instruments;

(e)	conclusion of financial leasing agreements and rental contracts with repurchase obligation upon expiration of the contract;

(f)	sale or discounting of accounts receivable (except any accounts receivable disposed of without the right of regress);

(g)	conclusion of factoring agreements with the right of regress;

(h)	conclusion of transactions with derivative financial instruments in order to secure or get a benefit from any fluctuations in currency, interest rates or prices, herewith amount of transaction with such derivative financial instruments will be calculated based on market indications at each moment of time;

(i)	conclusion of repo transactions or any other transactions which are borrowings in the economic sense (or in accordance with accounting rules);

(j)	assumption of obligations for reimbursement of damages or expenses on financial commitments incurred by third persons;

(k)	amounts received when issuing redeemable shares (except for shares paid off subject to a decision taken by the issuer);

(l)	assumption of obligations for surety or guarantee concerning performance of some obligations by third parties or for reimbursement of payment amounts to the guarantor on bank guarantee; such sureties are accounted on the actual debt of the secured obligation, herewith the sureties and guarantees of several companies of the Group on the same obligation shall not be summarized; and

(m)	other financial instruments not mentioned in other subclauses of this definition, classified as debt in accordance with IFRS.

Financial model shall mean the financial model in relation to the business of the Group for the period from 2015 to 2021 with indicators breakdown by calendar quarters whose form and contents are agreed on by the Company with the Lender and confirmed by the Independent Financial Advisor.

Gazprombank (Switzerland) AG - company incorporated under the laws of Switzerland registered at the address 183 Zollikerstrasse, 8008 Zurich, Switzerland.

GPB International S.a. - company incorporated under the laws of the Grand Duchy of Luxembourg registered at the address 10 Roux Mathias Hardt, 1717 Luxembourg, Grand Duchy of Luxembourg.

US GAAP - US Generally Accepted Accounting Principles.

2. AGREEMENT SUBJECT AND SCOPE

2.1. Hereunder the Lender shall open a Credit Facility to the Borrower in the amount and on the terms and conditions specified herein, and the Borrower shall return the Credit obtained under the Credit Facility, pay interest and perform other obligations provided for herein.

2.2. This Agreement regulates relations for provision by the Lender to the Borrower of the Credit and repayment (return) of Credit by the Borrower under terms and conditions set forth herein.

2.3. This Agreement sets the settlement procedure in relation to the Credit provision and repayment.

2.4. This Agreement describes relations of the Parties for Bank control over the Credit granted in accordance herewith.

3. WARRANTIES AND REPRESENTATIONS

3.1 The Borrower represents that:

3.1.1	The Borrower and each Party Liable is the legal entity established according to the set procedure and performing its business under the Laws, has the rights and authority to own its property, assets and income to perform its business in the current form.

3.1.2	The Borrower is entitled to sign this Additional Agreement, borrow monetary funds, as well as perform other obligations provided for herein, and each Party Liable is entitled to sign the agreements provided for in the Collateral documentation to which it is a party.

3.1.3	The Borrower and each Party Liable has taken all required corporate resolutions, all required permits, approvals, agreements, licenses, releases, registrations, notarizations required for signing this Agreement and/or Collateral documentation, borrowing of monetary funds and performance of obligations hereunder and under the Collateral documentation have been obtained or made and are valid.

3.1.4	This Agreement and Collateral documentation are legal, valid and binding on the Borrower and/or Parties Liable, as well as can be enforced in relation to the Borrower and/or Parties Liable in accordance with the terms hereof, Collateral Documentation and the Laws provisions.

3.1.5	Acceptance and performance by the Borrower of obligations under the Agreement do not entail:

3.1.5.1	violation of any of the provisions of the constitutional documents and internal regulations of the Borrower;

3.1.5.2	violation of any judicial decision or the administrative act; or

3.1.5.3	violation of the Laws applicable to the Borrower.

3.1.6	Assuming and performance by the Party Liable of the obligations under the Collateral Documentation to which it is a party does not result in:

3.1.6.1	violation of any of the provisions of the constitutional documents and internal regulations of the relevant Party Liable;

3.1.6.2	violation of any judicial decision or the administrative act; or

3.1.6.3	violation of the Laws applicable to the relevant Party Liable.

3.1.7	The Borrower or any Party Liable has never failed to perform and has never performed unduly the obligations under the Financial debt and/or payment obligations under any other agreement (contract) to which the Borrower or any Party Liable is a party. These warranties and representations do not apply to:

3.1.7.1	cases of failure to perform (improper performance) the scope of which does not exceed:

3.1.7.1.1	for each Borrower, Southern Kuzbass OAO or CMP PAO - 500,000,000 (Five hundred million) roubles (or the equivalent of the said amount in foreign currency);

3.1.7.1.2	for Party Liable except for entities specified in subclauses 3.1.7.1.1 of this Agreement, - 100,000,000 (One hundred million) roubles (or the equivalent of the said amount in foreign currency); or

3.1.7.2	cases of non-performance (undue performance) that cannot negatively affect the Borrower’s ability or any Party Liable’s ability to perform its obligations under this Agreement and/or Collateral documentation; or

3.1.7.3	failure to perform (improper performance) by the Borrower or any Party Liable under any agreements (contracts) listed in Annex No. 11 hereto (including updates made in accordance with subclause 4.1.19 of Additional Agreement No. 1). Exception provided for in this subclause in relation to agreements (contracts) specified in Annex No. 11 (with updates made in accordance with subclause 4.1.19 of Additional Agreement No. 1) applies to the period until December 31, 2015.

3.1.8	The reports that was or will be provided by the Borrower and/or Party Liable to the Bank hereunder contains reliable and accurate data and is prepared or will be prepared in accordance with the applicable Law.

3.1.9	There are no judicial, arbitral or administrative decisions on collecting monetary funds or other property from the Borrower or any Party Liable that could have negative consequences for performance by the Borrower and/or Party Liable of its obligations hereunder and/or Collateral documentation, except for decisions listed in Annex No. 12 hereto (subject to amendments introduced in accordance with subclause 4.1.19 of Additional Agreement No. 1). Exception provided for in this subclause in relation to resolutions specified in Annex No. 12 (with updates made in accordance with subclause 4.1.19 of Additional Agreement No. 1) applies to the period until December 31, 2015.

3.1.10	The Borrower or any Party Liable has no overdue debt on taxes payment that:

3.1.10.1	in the amount exceeds:

3.1.10.1.1	for each Borrower, Southern Kuzbass OAO or CMP PAO - 500,000,000 (Five hundred million) roubles (or the equivalent of the said amount in foreign currency);

3.1.10.1.2	for each Party Liable except for those specified in subclauses 3.1.10.1.1 of this Agreement, - 100,000,000 (One hundred million) roubles (or the equivalent of the said amount in foreign currency); and

3.1.10.2	is overdue for more than 3 (Three) months;

except for overdue debt of the Borrower or any Party Liable listed in Annex No. 13 hereto (subject to amendments introduced in accordance with subclause 4.1.19 of Additional Agreement No. 1). Exception specified in this subclause applies only to the period until December 31, 2015.

3.1.11	On each date of provision of this representation until December 31, 2016 the court has not taken a decision on recognition of the third party’s claims on recognition of the Borrower or any Party Liable to be insolvent (bankrupt) as reasonable in accordance with applicable laws.

3.1.12	On each date of provision of this representation from January 1, 2017 no court has accepted for consideration the application of a third party for recognition of the Borrower or any Party Liable as insolvent (bankrupt) and/or for initiation of the bankruptcy procedure in relation to the Borrower or any Party Liable in accordance with applicable laws.

3.1.13	The Borrower or Party Liable has not decided on voluntary winding-up (bankruptcy), relevant court has not decided on liquidation (bankruptcy) of the Borrower or any Party Liable, no observation procedure, external control procedure, financial recovery procedure or similar actions and measures were taken in its regard.

3.1.14	All information provided by the Borrower and the Party Liable to the Bank in connection herewith and with the Collateral documentation is correct, complete and accurate, and they did not hide the circumstances that would, in the case of finding out, negatively affect the Bank’s resolution about granting the credit to the Borrower in accordance with the terms and conditions hereof or conclusion of any additional agreement hereto.

3.1.15	All actual information provided by the Borrower and/or Party Liable in relation to this Agreement and/or Collateral documentation, in relation to the Group Financial debt, including the debt amount for credits, loans, leasing, as well as in relation to guarantees provided by the Group companies for third parties not included in the Group is reliable and accurate on the provision date, or, as the case may be, on the date (if any) specified as the date of its provision.

3.1.16	Any financial forecasts contained in information specified in clause 3.1.14 hereof are prepared on the date of their execution on the basis of the latest statistical data and assumptions that the Borrower believed to be fair and reasonable on the date of their provision.

3.1.17	The Borrower did not permit concealment of information that, if disclosed, would cause that any information specified in clause 3.1.14 hereof would have become false or misleading.

3.1.18	On the date hereof and each of the amendments and supplements hereto there were no circumstances that, if disclosed, would cause that information provided would have become false or misleading.

3.2 The Borrower acknowledges that the Bank exercises its rights and performs its obligations under this Agreement and any Additional Agreements hereto completely relying on the representations stated in this Article, and the Borrower assumes full responsibility for non-compliance of any provisions in this Articles with actual circumstances (including those resulting in recognition of this Additional Agreement as invalid in whole or in part).

3.3 The Borrower provides the representations stated in this Article on the date of signing Additional Agreement No.1, the Effective Date and on each date after the specified dates and acknowledges that the representations contained in this Article will be valid and will fully correspond to the facts throughout the validity term hereof.

4. THE BORROWER’S OBLIGATIONS

The Borrower shall:

4.1 Use the Credit received in compliance with the target use only, in conformity with this Agreement.

4.2 Provide to the Bank the documents evidencing actual Credit utilization (statements of accounts).

4.3 Enable the Lender to control current financial state of the Borrower, as well as the Credit target indicators by providing the information provided for herein and by providing documents at the Lender’s written request. The Borrower shall provide the requested documents within the terms specified in the Lender’s inquiry.

4.4 Repay the Credit in full within the terms set forth herein including early repayment if the Lender sends relevant written notification in case there arise the obligations stipulated in clause 7.1 hereof within the terms established in clause 7.2 hereof.

4.5 Timely and fully pay to the Lender the interests, fees and forfeits hereunder, as well as the Lender’s expenses incurred by it on its behalf and at the Borrower’s expense (judicial costs, duties, costs for paying for the services of involved legal and financial advisors or auditors) due to:

4.5.1	preparation and agreement hereof, any Collateral documentation and/or supplements and amendments to any of these documents (subject to preliminary agreement of such expenses of the Borrower or the Company),

4.5.2	execution hereof, any Collateral documentation and amendments to any of these documents including in case of circumstances set forth in clause 7.1 hereof.

4.6 Starting from January 1, 2016 to January 1, 2017. not allow availability of settlement documents to invoices not paid in time and do not allow limitation of monetary funds management at the Borrower’s accounts (including suspension of transactions at accounts, seizure of monetary funds) for more than 15 (Fifteen) Business days (if such unpaid settlement documents to accounts or other restrictions of monetary funds management arise in the last five days of a calendar quarter - for a period of more than 5 (Five) Business days), but in any case not later than the date of the end of the relevant quarter, by the amount exceeding 500,000,000 (Five hundred million) roubles (or equivalent amount in other currency).

4.7 Starting from January 1, 2017 not allow availability of settlement documents to invoices not paid in time and do not allow limitation of monetary funds management at the Borrower’s accounts (including suspension of transactions at accounts, seizure of monetary funds) for more than 15 (Fifteen) Business days (if such unpaid settlement documents to accounts or other restrictions of monetary funds management arise within the last five days of a calendar quarter - for a period of more than 5 (Five) Business days).

4.8 Keep proper accounting and recording reflecting all financial and business transactions of the Borrower.

4.9 Within 5 (Five) Business days following the day of recording (registration) of pledge of shares under pledge agreements concluded to guarantee performance of the Borrower’s obligations arising out hereof, ensure provision to the Lender of a true copy of an extract for custody account of the relevant Party Liable at the depository confirming the fact of recording (registration) of pledge of shares at the depository.

In the case of the Borrower’s failure to perform obligations (improper performance) under this clause, the Bank shall be entitled to demand the Borrower to pay the penalty in the amount of 100,000 (One hundred thousand) roubles. The Lender shall be entitled to request the Borrower to reimburse the Lender for damages caused by violation of obligations provided for in this clause of the Agreement.

4.10 Upon signature of Additional Agreement No. 1 and until the Credit repayment (return) date (day), ensure aggregate quarterly revenue1 from sale of goods or rendering of services at settlement accounts opened at the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. in the following scope and in accordance with the following procedure:

4.10.1	under agreements concluded between the Group companies, including companies listed in subclause 4.10.2 hereof, and third parties not being Group companies (“External turnovers”) in the scope proportional to the total debt amount of the Group companies to the Bank in the total debt amount of the Group companies to all credit institutions calculated on the first day of each quarter (“Turnovers share”);

Obligations to ensure the receipt of revenue from the External turnovers in accordance with subclause 4.10.1, shall not apply to the revenue of the companies included in the Energy Division of the Group in accordance with the latest consolidated financial statements of the Company prepared in accordance with US GAAP/ IFRS; and

4.10.2	under agreements signed by the Borrower, CMP PAO, Southern Kuzbass OAO, Urals Stampings Plant OAO, Mechel-Service OOO, Trade Port Posiet OAO and Mechel-Trans OOO with other Group companies (“Internal turnover”) in the same Share of Turnover calculated in accordance with subclause 4.10.1.

4.10.3	If the Group companies for the reasons beyond their control are not able to ensure quarterly revenue inflow from the External turnovers at the settlement accounts opened at the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. in the amount specified in subclause 4.10.1, the Group companies shall be entitled to compensate for

[1]	Less the following inflows:

•	transferring of credits and loans of third parties;

•	wrongly credited (reversed) monetary funds;

•	transfer of monetary funds when closing deposit accounts at the Bank;

•	monetary funds from sale of bills (except when they are received in payment of goods (works, services);

•	recording of conversion operations from Settlement accounts in foreign currency and Settlement accounts at the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. with subsequent crediting to the same accounts;

•	transfers of funds from one account opened at the Bank to another one;

•	transfer of funds to the Borrower’s accounts at the Bank, Gazprombank (Switzerland) AG and/or GPB International S.a. from its accounts at other banks, including deposit ones;

•	revenues from sale of shares and/or other securities, equity interests in authorized (reserve) capitals of other companies;

•	return of advance payments; and

•	other inflows that are not revenue.

such lack of External turnovers due to revenue from sale of goods or provision of services under the contracts signed with other Group companies but in the amount not exceeding 10 (Ten) percent from the revenue from the External Turnovers to be entered in this quarter.

4.11 Not later than 5 (Five) Business days following the date of final performance by the Borrower of the obligation guaranteed by pledge and/or guarantee, notify the relevant Party Liable in any way capable of recording the sender, recipient, content and date of notification, and transfer to the Lender a document confirming the receipt by the relevant Party Liable of the specified notification.

In case of non-performance (undue performance) by the Borrower of the obligation to notify the Party Liable, the Bank shall be entitled to request that the Borrower shall pay the forfeit in the amount of the interest rate specified in subclause 6.7.1 hereof and divided by 365, calculated from the amount of the Principal Debt of the Borrower hereunder and accrued for each day of delay in the obligation performance starting from the date following the date when the obligation to notify is to be performed till actual notification of the Parties Liable (including this date). The Lender shall be entitled to request that the Borrower shall reimburse the Lender for damages caused by violation of these obligations.

4.12 In case of the Borrower’s share additional issue, or additional issue by Urals Stampings Plant OAO, Izhstal OAO, CMP PAO, Beloretsk Metallurgical Plant OAO, Trade Port Posiet OAO, Southern Kuzbass OAO and/or Korshunov Mining Plant OAO ensure within the term not later than 50 (Fifty) Business Days upon additional issue provision of additional guarantee to the Bank to preserve the block of shares pledged to the Bank in the amount of:

4.12.1	at least 25 (Twenty five) percent + 1 (One) share of the total number of ordinary shares of Urals Stampings Plant OAO (taking into account additional issue);

4.12.2	at least 50 (Fifty) percent + 1 (One) share of the total number of ordinary shares of the Borrower (taking into account additional issue) or at least 25 (Twenty five) percent + 1 (One) share (taking into account additional issue), if 25 (Twenty five) percent of the Borrower’s shares is released from the pledge in accordance with clause 5.2 hereof;

4.12.3	at least 25 (Twenty five) per cent + 1 (One) share of the total number of ordinary shares of CMP PAO (including additional issue), if these shares have not been released from the pledge in accordance with clause 5.2 hereof;

4.12.4	at least 33.33 (Thirty three point thirty three) percent of the total number of ordinary shares of Izhstal OAO (taking into account additional issue);

4.12.5	at least 25 (Twenty five) per cent + 1 (One) share of the total number of ordinary shares of Beloretsk Metallurgical Plant OAO (including additional issue), if these shares have not been released from the pledge in accordance with clause 5.2 hereof;

4.12.6	at least 25 (Twenty five) percent + 1 (One) share of the total number of ordinary shares of Korshunov Mining Plant OAO (taking into account additional issue);

4.12.7	at least 25 (Twenty five) percent + 1 (One) share of the total number of ordinary shares of Southern Kuzbass OAO (taking into account additional issue); and

4.12.8	at least 25 (Twenty five) per cent + 1 (One) share of the total number of ordinary shares of Trade Port Posiet OAO (including additional issue), if these shares have not been released from the pledge in accordance with clause 5.2 hereof.

4.13 In case of any changes to the authorized capital of Port Mechel Temryuk OOO, ensure preservation for the Bank of pledge of shares of Port Mechel Temryuk OOO in the amount of at least 25 (Twenty five) per cent of the registered authorized capital of Port Mechel Temryuk OOO (subject to appropriate changes), if these shares are not released from the pledge in accordance with clause 5.2 of this Agreement.

4.14 Provide the Lender with consent (accept) for write-off of monetary funds without the Borrower’s instruction that are payable to the Lender hereunder from the Borrower’s accounts opened at the Bank on the basis of relevant contracts.

4.15 Timely receive, ensure validity and comply with the conditions of any permits, consents and corporate approvals required in accordance with the Laws for the Borrower to perform its obligations hereunder and to ensure the possibility to use this Agreement as a proof at the courts of the Russian Federation and arbitration courts.

4.16 Ensure timely receipt, validity and compliance with the conditions of required permits, consents, licenses and patents required under the Laws for the Borrower’s business in the form it is conducted.

4.17 If according to the last consolidated financial statements of the Company, revenue of any Trader is more than 2.5 (Two point five) per cent of consolidated revenue of the Group, ensure conclusion of the guarantee and/or guarantee agreement between the Bank and the Trader to guarantee the Borrower’s obligations hereunder in the form agreed with the Bank within 20 (Twenty) Business days from the date of provision of relevant consolidated financial statements of the Company specified in clause 8.7 hereof. Upon conclusion of the guarantee and/or surety the relevant Trader will be considered to be the Party Liable.

4.18 Duly and timely perform required activities and take required actions to dispute the court claims filed in relation to the Borrower that may result in the Borrower’ failure to perform the obligations under the Financial debt, as well as take required measures to eliminate the circumstances that are the basis for the claims filing by regulating and/or supervisory state authorities.

4.19 Ensure that the net assets exceed the amount of the Borrower’s authorized capital:

4.19.1	from the Effective Date and till January 1, 2017 - following the results of every second financial year if following the results of the previous financial year the cost of net assets was lower than the Borrower’ authorized capital;

4.19.2	From January 1, 2017 and till the Final debt maturity date under the Credit Facility - following the results of each financial year.

4.20 Ensure timely compliance with all Subsequent terms and conditions in accordance with Article 4.24 hereof.

4.21 If according to the Company consolidated financial statements any company of the Group except for the companies specified below that is not the guarantor for obligations of other Group companies to the Lender or its affiliates any of the following financial statement indicators: Revenues, EBITDA or book value of the assets, exceeds 3 (Three) percent of the relevant Group indicator according to the latest consolidated financial statements of the Group - ensure conclusion of the guarantee and/or guarantee agreement between the Bank and such Group company to guarantee the Borrower’s obligations hereunder in the form agreed with the Bank within 20 (Twenty) Business days from the date of provision of relevant consolidated financial statements of the Company specified in clause 8.7 hereof. Upon conclusion of the guarantee and/or surety the relevant Group company will be considered to be the Party Liable.

Obligation pursuant to the first paragraph of this clause shall not apply to the following Group companies:

4.21.1	Kuzbassenergosbyt OAO; and

4.21.2	Bratsk Ferroalloy Plant OOO upon signature of Additional Agreement No. 1 and till January 1, 2017.

4.22 Not perform the following operations, transactions, actions without preliminary written consent of the Lender:

4.22.1	Provision of loans or conclusion of other transactions (aggregate of related transactions) for which the Borrower acts as the lender for Financial debt of persons not included in the Group, except for loans and similar transactions (aggregate of related transactions) provided (concluded) and outstanding at the date of signing Additional Agreement No. 1 and specified in Annex No. 14 hereto.

4.22.2	Raising loans, credits from third parties not included in the Group or conclusion of transactions (combination of related transactions) resulting in the Borrower’s Financial debt to third parties not included in the Group, except for:

4.22.2.1	raised and concluded within the Restructuring;

4.22.2.2	raised and concluded within the Refinancing; and

4.22.2.3	raised and concluded to cover the cash deficit and provided for by terms of the Financial model.

4.22.3	Raise Intercompany debt, as well as provide loans and conclude transactions (combination of interrelated transactions) within the Intercompany debt, as well as repay the Intercompany debt except for when provided in Annex No.4.

4.22.4	Provision of sureties and/or guarantees, assuming obligations to reimburse for the losses to secure the obligations to the Group companies, as well as third parties not included in the Group save for the guarantees, sureties and obligations to reimburse for the losses:

4.22.4.1	as of the date specified in Annex No. 15 (subject to amendments introduced in accordance with subclause 4.1.19 of Additional Agreement No. 1);

4.22.4.2	issued (granted) in favour of international consultants, auditors, depositories, investment banks within the standard conditions of services rendering by these persons;

4.22.4.3	issued (granted) in favour of members of the Board of Directors of the Group companies (excluding members of the Company Board of Directors) in connection with performance of their duties;

4.22.4.4	issued (granted) at the request of auditors of foreign subsidiary of the Group for the purpose of covering negative net assets of the relevant subsidiary for the amount required for such coverage;

4.22.4.5	issued (granted) in favour of the Lender or its affiliates for obligations of the Group companies to the Lender or its affiliates;

4.22.4.6	issued (provided) within Restructuring; or

4.22.4.7	issued (granted) to secure the Refinancing transactions (subject to compliance with the condition (b), specified in the “Refinancing” term).

4.22.5	Acquisition, as well as alienation[2] by the Borrower at once or in parts, within one or set of related transactions, on a paid-for basis or free of charge, with provision of proportionate or disproportionate reimbursement[3] (counter provision), property and/or assets (including shares) owned by the Borrower, in favour of third parties, except for acquisition or alienation of property and/or assets (including shares):

4.22.5.1	according to the ordinary business procedure; or

4.22.5.2	in relation to obsolete and worn property; or

4.22.5.3	provided for by the Financial model; or

4.22.5.4	between the Borrower and the Group companies provided that:

4.22.5.4.1	amount of transaction (aggregate of related transactions) for acquisition or alienation in favour of the Borrower does not exceed 1 (One) per cent of the book value of the Borrower’s assets according to the accounting statements at the last reporting date and such transaction (set of related transactions) is approved by resolution of the Board of Directors of the Borrower, and the Director of the Borrower appointed from among Candidates proposed by the Bank in accordance with subclause 4.24.5 hereof voted to approve this transaction. Such transaction could be concluded without the specified approval, if the Director of the Borrower appointed from among

[2]	In this Agreement the disposal shall mean:

•	sale, exchange, granting;

•	transfer of property in circumstances when such transfer is the basis of emergence of loan or other obligation;

•	transfer of property to perform the obligation;

•	the Borrower’s failure to claim property owed by it with approval of deferral or on other terms and conditions within the limitation period provided for by the laws.

[3]	In this Agreement the disproportionate reimbursement (consideration) shall mean:

•	payment to the Borrower (the Borrower’s receipt) of monetary funds in roubles and/or foreign currency in the amount of 10 (Ten) percent less than the book value of the Borrower’s alienated property according to the accounting statements as of the last reporting date;

•	receipt of monetary funds in roubles and/or foreign currency at the Borrower’s bank account in the credit institution after suspension of performance of monetary obligations by this credit institution;

•	granting to the Borrower (receipt by the Borrower) of rights of claim for borrowed liabilities (deferred payment for alienated property) with the possibility of postponing the performance of such obligations for a period exceeding 180 (One hundred eighty) calendar days and if prior to this the Borrower failed to perform its obligations to the Bank or third parties - more than 30 (Thirty) calendar days;

•	transfer to the Borrower (the Borrower’s receipt) of property (except for securities) with the market value (price) determined at the date of transaction of 30 (Thirty) or more per cent less than the balance sheet value of property according to the accounting statements as of the last reporting date alienated by the Borrower against the above property according to the accounting statements as of the last reporting date; and

•

transfer to the Borrower (the Borrower’s receipt) of securities with the market value determined at the date of transaction of 30 (Thirty) or more per cent less than the balance sheet value of property alienated by the Borrower against the above property according to the accounting statements as of the last reporting date.

Candidates proposed by the Bank more than two times: (a) did not appear at the meeting of the Board of Directors whose agenda included approval of this transaction; and/or (b) did not vote on such issue at the relevant meetings of the Board of Directors; and

4.22.5.4.2	the cumulative amount of the Borrower’s transactions (including related transactions) for disposal or procurement of property and/or assets (including shares) does not exceed within each calendar year 3 (Three) percent of the aggregate book value of the Borrower’s assets according to the accounting statements at the last reporting date and throughout the Credit term - 10 (Ten) percent of the aggregate book value of the Borrower’s assets according to the accounting statements at the last reporting date.

4.22.6	Creation and/or permitting of any encumbrance[4] or creation of conditional alienation of the property and/or assets (including shares) within one or several related transactions, except for:

4.22.6.1	encumbrance of the Borrower’s assets specified in Annex No.10 hereto;

4.22.6.2	encumbrance of the Borrower’s assets in favour of the Lender or its affiliates for obligations of the Group companies to the Lender or its affiliates;

4.22.6.3	encumbrance created within the Restructuring;

4.22.6.4	encumbrance created to secure the Refinancing transactions (subject to compliance of condition (b) specified in the “Refinancing” term). or

4.22.6.5	in cases provided for by the Laws.

4.22.7	Investments (in any form) to the companies’ authorized capitals for the amount exceeding 10,000,000 (Ten million) roubles.

4.22.8	The Group’s exceeding the operational and investment expenses in the amount exceeding the Group’s operational and investment expenses specified in the Financial model by more than 5 (Five) percent.

4.22.9	Performance or repayment prior to the due date of the obligation and/or the relevant maturity or repayment date:

4.22.9.1	for payment obligation(s) (excluding Financial debt) in the amount exceeding 10 (Ten) percent of the aggregate of all payment obligations of the Borrower;

4.22.9.2	any Financial debt,

except for early performance or repayment of liabilities:

4.22.9.2.1	within Restructuring; or

4.22.9.2.2	within Refinancing.

[4]	In this case the encumbrance shall mean mortgage, pledge, lien, hypothecation, assignment, right to write off the funds from the account with pre-set accept of the payer or a similar right to write off or another encumbrance established to secure performance of obligations by any entity or any other agreement signed to secure performance of the obligations.

4.22.10	Buyout of shares, except for cases provided for by the laws, as well as declaration and/or payment of dividends, except for:

4.22.10.1	declaration and/or payment of dividends in favour of the Parties Liable (except for the Company) and/or their affiliates.

4.22.11	Conclusion of transactions (including sale of property and assets (including shares), sale of products, provision of services) with the Group companies, affiliates and third parties under the conditions that are different from the market ones (including with concealed fees, bonuses, forfeits, transfer prices that are different from the ordinary business turnover conditions).

4.22.12	Provision for a period exceeding 6 (Six) months of advance payments under contracts concluded within the ordinary business.

4.22.13	Conclusion of contracts on terms and conditions under which the Borrower, as a buyer, shall (a) purchase goods in the scope and at the price set in the contract or pay a penalty (take or pay transaction).

4.22.14	Reorganization, reduction or increase in the authorized capital of the Borrower and issue of new shares save for additional issue of shares in accordance with the conditions provided for in Article 4.12 and 4.13 hereof.

4.22.15	Significant change of main business areas.

4.22.16	Introduction of amendments to the constitutional documents save for technical changes relevant to change in the location address, establishment of liquidation of representative offices and branches, as well as changes required under the Laws.

4.22.17	Starting from December 31, 2015, provision to third parties (including credit institutions or other lenders) the right of writing-off of monetary funds from the Borrower’s accounts opened at the Bank on the basis of settlement documents provided for by the laws, including on the basis of collection orders.

4.23 Never allow occurrence of the debt overdue by more than 90 (Ninety) calendar days under commercial credits and advance payments save for the overdue debt that in combination with the overdue debt of the Group companies does not exceed:

4.23.1	from January 1, 2016 - 5 (Five) percent of the Group Revenue in accordance with the last consolidated financial statements of the Company;

4.23.2	from January 1, 2017 - 4 (Four) percent of the Group Revenue in accordance with the last consolidated financial statements of the Company;

4.23.3	from January 1, 2018 - 3 (Three) percent of the Group Revenue in accordance with the last consolidated financial statements of the Company;

4.23.4	from January 1, 2019 to July 1, 2019 - 2 (Two) percent of the Group Revenue in accordance with the last consolidated financial statements of the Company;

4.23.5	from July 1, 2019 the specified delay shall not be allowed.

Subsequent conditions

4.24 The Borrower shall perform the following actions (or ensure performance of these actions by the Company or other Group companies) within the terms provided for in this clause:

4.24.1	Till December 31, 2015 develop and agree with the Independent financial advisor and the Bank the mechanism of automatic transfer of excess monetary funds to repay the Credit (Cash sweep).

4.24.2	Till December 31, 2015 ensure provision in the form acceptable for the Bank of the confirmation concerning signature between the Group companies and the credit institutions to whom the Financial debt is payable by these Group companies of the agreements on restructuring the Financial debt of the Group companies to these credit institutions and on settlement of disputes related to this Financial debt.

4.24.3	Till December 31, 2015 provide confirmation of absence of any encumbrance on Intercompany debt, including but not limited to provision to the Lender of a true copy of an extract for custody account of shares of the Group companies pledged to secure intercompany debt at the date of signing Additional Agreement No. 1 and confirming the absence of encumbrance of shares, except for encumbrance in favour of the Lender.

4.24.4	Till December 31, 2015 provide confirmation on introducing amendments into the constitutional documents of the Borrower agreed with the Bank and duly certified by the Borrower providing for a condition on procedure for approval by the Board of Directors of the company transactions for alienation and encumbrance of large assets, issue, raising of credits and loans and other material transactions on the basis of a unanimous decision.

4.24.5	Not later than 95 (Ninety five) days upon signature of Additional Agreement No. 1 or provision by the Lender of a candidate for a position of the independent Director (depending on whichever occurs later), ensure election of this candidate complying with the criteria established by the applicable laws for independent Directors in the Board of Directors of the Borrower.

4.24.6	Introduce amendments into the Borrower’s internal documents providing inclusion of the members (employees) of the Financial Control Department reporting to Deputy General Director in the budget and investment committee of the Borrower and ensuring the right of the relevant members (employees) of the Financial Control Department to participate in these committees, vote on the issues resolved by the relevant committee (including by sending a written opinion), as well as receive the documents and information on the issues introduced for consideration by these committees not later than 10 (Ten) Business Days upon provision by the Deputy General Director of the candidates of the relevant members (employees) of the Financial Control Department.

Financial covenants

4.25 The Borrower shall ensure the Group’s compliance with the following financial indicators:

4.25.1	Cash flow ratio calculated as a ratio of Operational cash flow (without deduction of interest paid) to EBITDA;

4.25.2	EBITDA profitability factor calculated as EBITDA to Revenue ratio;

in accordance with the values specified in the Table below:

	The first half year 2017	The second half year 2017	2018	2019	2020
Operational Cash Flow / EBITDA	80%	80%	80%	80%	80%

EBITDA / Revenue	20%	20%	20%	20%	20%

4.25.3	Ratio of the Total debt to EBITDA;

4.25.4	Ratio of EBITDA to Consolidated financial expenses

in accordance with the values specified in the Table below:

	2015	2016	2017	2018	2019	2020
Total debt / EBITDA	9.5	7.5	5.5	4.5	3.5	3.0

EBITDA / Consolidated financial expenses	0.9	1.25	1.50	1.75	2.00	2.50

4.26 The indicators specified in clause 4.25 hereof shall be checked in relation to each Settlement period on the basis of the latest consolidated financial statements of the Company under IFRS.

4.27 If the Bank agrees on disposal by the Group companies of stocks or other shares of the Group companies to third parties not included in the Group, the Borrower shall not later than the date of such disposal agree with the Bank on the Financial model and new values of the financial indicators provided for in clause 4.25 of this Agreement.

4.28 For the purposes of clauses 4.25 and 4.26 hereof the following terms have the following meaning:

Settlement period - period equal to the calendar quarter.

EBITDA - the Group’s net income determined in the Group’s financial statements,

(a)	before any charges or payments in respect to the corporate income tax;

(b)	before adding any interests, fees, discounts and other charges received/to be received and deduction of any interests, fees, discounts and other charges paid/to be paid by any company included in the Group in relation to the Financial debt;

(c)	excluding any items considered to be exceptional or extraordinary, income and/or expenses related to the transactions and activities different from the Group ordinary business, including any amounts in relation to:

•	expenses and income related to foreign exchange differences;

•	results of revaluation of long-term assets or any income or expenses related to retirement of long-term assets of any Group company;

•	results of re-evaluation of contingent liabilities of any company of the Group;

•	any income or expenses incurred as a result of alienation of a part or whole share of any Group company;

•	amounts relating to reserves and changes in reserves created for debt/assets impairment;

•	profit from overdue accounts payable;

•	any amount of fines, penalties, forfeits and their remission;

•	any income or expenses incurred as a result of alienation of a part or whole share of any Group company;

•	any amounts of other expenses classified in the Borrower’s financial statements drawn up in accordance with IFRS not related to core activity;

(d)	before adding income and deducting losses from assets/liabilities under retirement benefit plans;

(e)	before adding income from compensation plans based on equity instruments;

(f)	before charging off the amounts of amortization or depreciation of intangible assets, including goodwill and amounts of amortization or depreciation of tangible assets;

(g)	before deducting losses or adding income of any subsidiary of the Group related to non-controlling interest.

Consolidated financial expenses - total interest and other financial payments (including fees, discounts and other payments, including in relation to leasing and derivative financial instruments) accrued (paid or payable by the Group), including capitalized ones within the Settlement period.

4.29 Unless otherwise provided herein, accounting terms used in clause 4.25 hereof shall be interpreted in accordance with IFRS.

4.30 Duly comply with all the other terms and conditions of this Agreement.

5. GUARANTEE OF THE BORROWER’S OBLIGATIONS PERFORMANCE

5.1 The Guarantee of the Borrower’s obligations performance under the Agreement shall be;

5.1.1	the Company’s guarantee in accordance with guarantee agreements to be concluded between the Lender and the Company;

5.1.2	guarantee of Mechel Mining OAO in accordance with the Guarantee agreement to be signed with the Lender and Mechel Mining OAO;

5.1.3	guarantee of Urals Stampings Plant OAO in accordance with the Guarantee agreement to be signed with the Lender and Urals Stampings Plant OAO;

5.1.4	guarantee of CMP PAO, in accordance with the Guarantee agreement to be signed with the Lender and CMP PAO;

5.1.5	guarantee of Korshunov Mining Plant OAO in accordance with the Guarantee agreement to be signed with the Lender and Korshunov Mining Plant OAO;

5.1.6	guarantee of Southern Kuzbass OAO in accordance with the Guarantee agreement to be signed with the Lender and Southern Kuzbass OAO;

5.1.7	Guarantee(s) to be signed between the Lender and Mechel Carbon AG;

5.1.8	Urals Stampings Plant OAO OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and the Company;

5.1.9	Izhstal OAO block of shares pledge agreements in the amount of 33.33 (Thirty three point thirty three) percent of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and the Company;

5.1.10	the Borrower block of shares further pledge in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and Mechel Mining OAO;

5.1.11	Southern Kuzbass OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and Mechel Mining OAO;

5.1.12	Korshunov Mining Plant OAO block of shares further pledge in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and Mechel Mining OAO;

5.1.13	Trade Port Posiet OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and Mechel-Trans OOO;

5.1.14	CMP PAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and the Company;

5.1.15	Beloretsk Metallurgical Plant OAO block of shares pledge agreements in the amount of 25 (Twenty five) percent + 1 (One) share of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and the Company;

5.1.16	The Borrower block of shares pledge agreements in the amount of 25 (Twenty five) percent of the total amount of ordinary shares in accordance with the pledge agreement to be signed between the Lender and Mechel Mining OAO;

5.1.17	pledge of Port Mechel Temryuk OOO shares (in the amount of 25 (Twenty five) percent of the registered authorized capital of Port Mechel Temryuk OOO) in accordance with the pledge agreement to be signed between the Lender and the Mechel-Trans OOO.

5.2 At the Borrower’s request and expense, the Borrower shall execute and sign documents and agreements on termination of share pledge agreements concluded in accordance with subclauses 5.1.13 - 5.1.17 hereof and perform other actions required in accordance with applicable laws for release of these shares from pledge, subject to any of the following terms and conditions:

5.2.1	Net debt to EBITDA factor in accordance with the latest consolidated financial statements of the Company does not exceed 3.5 within 2 (two) semi-annual reporting periods;

5.2.2	Total Financial debt amount of the Group companies to the Bank group does not exceed 31,000,000,000 (Thirty one billion) roubles (or equivalent amount in other currency) at the date of the latest consolidated financial statements of the Company.

For purposes of this clause 5.2 the “Net debt” term shall be defined as the Total debt less Monetary funds and their equivalents (according to this term definition in IFRS).

SECTION II. CREDIT FACILITY TERMS AND PAYMENT PROCEDURE FOR CREDIT GRANTING AND REPAYMENT

6. CREDIT GRANTING TERMS AND CONDITIONS, PROCEDURE

6.1 - 6.6. GENERAL TERMS AND CONDITIONS

6.1. Credit Facility limits:

6.1.1. Credit Facility Limit (maximum allowable value of the total amount of monetary funds provided to the Borrower within the Credit Facility) is the equivalent in currency of the Russian Federation (roubles) of the amount 489,000,000 (Four hundred eighty nine million) US dollars on the Effective Date.

6.2. Designation of the Credit: financing of financial and economic activities provided for by the Charter.

6.2.1.	Credit use by the Borrower for purposes other than specified herein shall not be allowed.

6.2.2.	The following shall not be allowed at the expense of the Credit:

6.2.2.1.	repayment by the Borrower of other borrowers’ obligations towards the Lender;

6.2.2.2.	the Borrower’s repayment of its obligations hereunder and other credit agreements concluded with the Lender;

6.2.2.3.	repayment by the Borrower of debt for credits and loans to third parties;

6.2.2.4.	provision of loans to third parties by the Borrower;

6.2.2.5.	bills acquisition and repayment by the Borrower (except for the bills issued by the Bank, Bank of Russia, Ministry of Finance of Russia);

6.2.2.6.	securities acquisition and repayment by the Borrower (except for the securities issued by the Bank, Bank of Russia, Ministry of Finance of Russia);

6.2.2.7.	procure from the Lender the property obtained by the Lender as the compensation for release from the Borrower’s obligations under the Credits granted before;

6.2.2.8.	investments in authorized capitals of third party legal entities (including purchase of shares at the secondary market);

6.2.2.9.	lease payments;

6.3. Use of the Credit Facility:

6.3.1.	Expiration of the Credit Facility Utilization Period: April 26, 2014 (inclusive).

Upon expiration of the Credit Facility Utilization Period the Borrower shall be deprived of the right to receive the Credit Tranches in accordance with the terms hereof.

6.3.2.	The Credit Facility is used by the Credit Tranches. Credit shall be repaid by the Borrower monthly in equal installments from the Principal debt amount (including capitalized interest) as of April 4, 2017, starting from April 4, 2017 taking into account that the Credit provided to the Borrower shall be repaid to the Bank in full not later than the date specified in clause 6.4 hereof. If the day of the month when the Credit is to be repaid under this subclause is not the Business Day - on the first Business Day following this day.

6.4. Maturity (repayment) date of the Principal debt under the Credit Facility - April 20, 2020.

6.5. For all Tranches existing at the Effective Date, set the repayment term in equal monthly installments of the amount of actually provided funds (including capitalized interest) as of April 4, 2017, starting from April 4, 2017, given the fact that the Credit provided to the Borrower was repaid to the Bank in full no later than the date specified in clause 6.4. hereof. The Lender shall be entitled to refuse the Borrower to provide another Tranche in full or in part subject to circumstances evidencing that the amount provided to the Borrower will not be repaid on time.

6.6. CREDIT FACILITY UTILIZATION PROCEDURE

6.6.1.	Credit Facility is used on the basis of the Credit Facility Utilization Statement (in the form of Annex No. 1 hereto), hereinafter referred to as the “Statement”, by transferring cashless monetary funds in the amount of Tranches within the Credit Facility to the Borrower’s settlement account at the Bank in foreign currency.

The Lender is entitled to provide the Credit Tranche within the Credit Facility on the basis of the Application provided to the Bank in the form of a fax/scanned copy and the Borrower shall within not later than 2 (two) Business Days after the Credit provision date (day) specified in subclause 6.6.5 hereof provide the original of the foregoing Application to the Bank.

6.6.2.	The Lender will consider the Statement to be valid if it specifies the following:

6.6.2.1.	designation of the credit;

6.6.2.2.	Credit Tranche amount;

6.6.2.3.	bank details - Foreign Currency Settlement Account;

6.6.2.4.	date of the Credit Tranche provision;

6.6.2.5.	schedule for the Credit Tranche repayment.

6.6.3.	The Statement may be submitted by the Borrower to the Lender for execution until 02:00 p.m. Moscow time no later than 2 (Two) Business days before the end of the Credit Facility Utilization Period.

6.6.4.	The Lender shall provide the Credit within 2 (two) Business Days after the Application provision or on the Credit provision date specified in the Application if this date is in the time range exceeding 2 (Two) Business Days after the Application provision taking into account the provisions specified in clause 6.6.3 hereof provided that such Application meets the requirements hereof.

6.6.5.	The date (day) when the Credit amount is credited to the Settlement Account in foreign currency shall be deemed the date (day) of the Credit granting.

6.7. COST CONDITIONS OF THE CREDIT FACILITY

6.7.1.	Starting from the date following the date of the first Credit Tranche issue and till the final repayment date for the Credit Facility debt (inclusive), the Borrower shall unconditionally and irrevocably pay to the Lender the interests under the Credit Facility accrued on the amount of actual debt under the Principal Debt for the Credit Facility for each calendar day at the rate equal to:

6.7.1.1.	before the Effective Date - 7.5 (Seven point five) interest p.a.;

6.7.1.2.	from the Effective Date - key rate of the Bank of Russia plus 3.5 (Three point five) percent per annum.

The key rate is established by the Board of Directors of the Bank of Russia and is published on the web-site of the Bank of Russia and in open sources.

Interest rate for the Credit Facility changes from the date of key rate change by the Bank of Russia.

6.7.2.	Interest on Credit use shall be paid within the terms taking into account the Interest periods:

6.7.2.1.	From the date of the first Credit Tranche provision and till July 25, 2014 (inclusive):

6.7.2.1.1.	The first interest period - from the date of the first Credit Tranche provision (excluding this date) till the last calendar day of the Credit use first month (inclusive).

Interest payment date - last Business day of the first month of the Credit use.

6.7.2.1.2.	The second Interest Period - from the first till the 25th (Twenty fifth) day of the second month of the Credit use (inclusive).

Interest payment date - 25 (Twenty fifth) day of the second month of the Credit use.

6.7.2.1.3.	Subsequent Interest periods - period from the 26th (Twenty sixth) day of the month preceding the current one till the 25th (Twenty fifth) day of the current month (inclusive).

Interest payment date - monthly, the 25th (Twenty fifth) day of each calendar month.

6.7.2.2.	From July 26, 2014 and till the Effective Date (not including such Date):

6.7.2.2.1.

Interest accrued from July 26, 2014 and before the Effective Date (not including such date) is paid by the Borrower in equal shares of the amount of such accrued interests every month on the 4th day of each month of each Credit use month, starting from the month on which the Effective Date falls and if the

Effective Date falls on the days after the 4th day, from the 4th day of the next month and until December 31, 2015 (inclusive). Interest accrued from July 26, 2014 and before the Effective Date (not including such date) is paid separately from payment of interest accrued after the Effective Date and without taking into account the procedure and mechanism for their payment specified below. If the Effective Date falls after December 31, 2015, payment of these accrued interests shall be effected in a lump sum on the Effective Date.

6.7.2.3.	From the Effective Date and till April 4, 2017 (inclusive):

6.7.2.3.1.	The first interest period - from the Effective Date till the 4th date of the month on which the Effective Date falls (inclusive). If the Effective Date falls on the days after the 4th day, the first interest period shall expire on the 4th day of the next calendar month (inclusive) and if this day of the month is not a Business day, the first Business day following this one.

Interest payment date - Fourth day of the month after the Effective Date and if this day of the month is not a Business day, the first Business day following this one.

6.7.2.3.2.	The second and subsequent Interest Periods - the period starting from the day following the day of the previous Interest Period expiration till the 4th day of each calendar month (inclusive), and if this day of the month is not the Business Day, the first Business Day following this day.

Interest payment date - monthly, the 4th day of each calendar month, and if this day is not a Business Day, the first Business Day following this day.

6.7.2.3.3.	The Last Interest Period - period beginning on the day following the day of expiry of the previous interest period till April 4, 2017 (inclusive).

Interest payment date - April 4, 2017.

In addition, within the period from the Effective Date and till April 4, 2017 (inclusive), interest shall be paid as follows:

•	Greater of the following amounts shall be paid to the Lender:

•	50 (Fifty) percent of the amount of each monthly interest payment calculated in accordance with the terms and conditions hereof; or

•	amount of interests p.a. calculated at the rate specified in the Table below and determined depending on Ratio of the Total debt to EBITDA in accordance with the latest consolidated financial statements of the Company on the amount of actual debt under the Principal Debt for the Credit Facility

Ratio of the Total debt to EBITDA	Interest rate, per annum (%)

6.01 and above	8.75 (Eight point seventy five)

from 5.01 to 6.0	9.5 (Two point five)

from 4.01 to 5.0	10.5 (Ten point five)

4.0 and less	current interest rate for the Credit Facility

Interest rate specified in the table above shall be applicable to the calculation of interest payments, starting with the Interest period immediately following the provision date in accordance with clause 8.7.6 hereof, of the certificate with calculation of financial liabilities that specifies that the ratio of Total debt to EBITDA exceeds the indicator specified in the above subclause,

•	the remainder of each monthly interest payment shall not be paid to the Lender, but capitalized by adding it to the Principal debt amount.

Capitalized interest shall be added to the Principal debt amount (capitalized) at the end dates of Interest periods. Starting with the first day following the interest capitalization date to the Principal debt amount, interest shall be accrued on the Principal debt amount taking into account capitalized interest”

6.7.2.4.	From April 5, 2017 and till the Final debt repayment date under the Credit Facility:

6.7.2.4.1.	The First Interest period - from April 5, 2017 till May 4, 2017 (inclusive) and if this day of the month is not a Business day, the first Business day following this one.

Interest payment date - May 4, 2017 and if this day of the month is not the Business Day, the first Business Day following this day.

6.7.2.4.2.	The second and subsequent Interest Periods - the period starting from the day following the day of the previous Interest Period expiration till the 4th day of each calendar month (inclusive), and if this day of the month is not the Business Day, the first Business Day following this day.

Interest payment date - monthly, the 4th day of each calendar month, and if this day is not a Business Day, the first Business Day following this day.

6.7.2.4.3.	The Last Interest Period - period beginning on the day following the day of expiry of the previous interest period till the Final maturity date of the Principal debt under the Credit Facility (inclusive).

Interest payment date - Final maturity date of the Principal debt under the Credit Facility.

6.7.3.	Interests are calculated in accordance with the requirements of Regulation of the Bank of Russia No. 39-П “On the procedure for interest accrual under the transactions related to monetary funds raising and placement by the banks”, dated 26.06.1998.

6.7.4.	In case of early repayment (return) of the Credit taking into account subclause 6.8.1of the Agreement. (except for cases of early repayment related to change of credit conditions by the Bank in accordance with clause 6.7.5 hereof) (in full or in part) The Borrower shall:

6.7.4.1.	in case of full repayment including in case of early Credit reclamation by the Bank—pay at the same time and in full the whole amount of accrued interests (i.e. pay the interests calculated for the remaining debt under the Principal Debt as of the beginning of the Credit repayment operational day);

6.7.4.2.	in case of partial repayment - pay interests on the term set for the interest payment.

6.7.5.	The Lender shall be entitled to unilaterally revise the interest rate amount in case of occurrence of the following events at the same time:

6.7.5.1.	key rate of the Bank of Russia is not, in a reasoned opinion of the Lender, a market benchmark for setting interest rate under credit/loan agreements; and

6.7.5.2.	in case of substantial changes in the economic environment at banking services markets and/or general economic conditions in the country,

and either set other rate as a base rate that, in the Lender’s opinion, is currently a market benchmark for setting interest rate under credit/loan agreements; or in case the Lender believes that there is no basic rate that can serve as such market benchmark, set a fixed amount of the interest rate at its discretion provided that that the amount of the interest rate increased unilaterally does not exceed 20 (Twenty) percent per annum in any case.

6.7.6.	In case of the interest rate change the Lender shall not later than 30 (Thirty) calendar days before the date when the interest rate changes send to the Borrower with a courier or by registered mail (registered mail return receipt requested) or by telegraph the notification of the interest rate change that the Borrower shall consider immediately. In addition, copy of the notification shall be sent to the e-mail address corpfín@mechel.com.

If the Borrower disagrees with changes in the interest rate under the actual debt, the Borrower shall notify the Bank accordingly and pay the debt under the Credit Facility within 30 (thirty) calendar days upon the notice sending by the Bank. Failure to repay (return) the Credit within the specified term shall be the basis for interest rate change from the date of expiry of the above term.

6.7.7.	The Borrower’s failure to receive the notification of the interest rate change sent by the Lender in compliance with the procedure set by clause 6.7.6 hereof shall not be the basis for filing claims against the Bank.

6.8. EARLY REPAYMENT OF THE CREDIT FACILITY

6.8.1.	The Borrower shall be entitled to (in full or in part) repay the debt for the Credit and pay interest accrued for the actual Credit use period by submitting to the Bank a written notification 10 (Ten) days prior to transferring the Principal debt amount and interest to the Bank account specifying in the notification the date and early repaid (returned) Credit/interest amount.

6.8.2.	In case of the Borrower’s partial early debt repayment hereunder in accordance with the procedure, amount provided for in subclause 6.8.1 hereof and sent for such early repayment will reduce the amount of nearest next payment(s) to be repaid in accordance with clause 6.3.2 hereof.

6.8.3.	After the date of agreement with the Bank and the Borrower of the mechanism of automatic transfer of surplus funds to accounts (Cash sweep) specified in clause 4.24.1 hereof, the Borrower shall make early debt repayment to the Bank from free cash flow in the amount proportional to the share of aggregate loan debt of the Borrower to the Bank in the aggregate total loan debt amount of the Group companies to the Bank for the previous quarter.

6.9. OVERDUE DEBT

6.9.1.	If any payment hereunder or in connection with performance of this Agreement is not received by the Lender within the terms provided for herein, all such payments non-performed and/or untimely performed by the Borrower hereunder shall be considered as occurrence of the Borrower’s overdue debt to the Lender.

6.9.2.	From the date following the date of occurrence of the overdue Principal debt under the Credit Facility and till the Final debt repayment date under the Credit Facility, the Bank shall be entitled to demand payment of penalty in the amount of 0.05 (Zero point five hundredths) per cent accrued to the overdue Principal debt amount under the Credit Facility for each day of delay.

6.9.3.	From the date following the date of occurrence of the overdue interest debt under the Credit Facility and till its final repayment date, the Bank shall be entitled to demand payment of penalty in the amount of 0.05 (Zero point five hundredths) per cent accrued to the overdue interest debt amount under the Credit Facility for each day of delay.

6.9.4.	In case of non-performance or undue performance by the Borrower of the conditions provided for in subclause 6.7.2.2 hereof, the Bank shall be entitled to request payment of the forfeit for the Borrower’s failure to pay the interest, repay the principal debt or any other obligations of the Borrower according to the conditions hereof valid from the Effective Date.

6.9.5.	If the Lender decides to file the claim against the Borrower for payment of the forfeit in accordance with subclause 6.9.4 hereof, the Lender shall send the written notification to the Borrower with specification of the claim performance term.

6.10. THE LENDER’S RIGHTS AND AUTHORITY

6.10.1.	For the purposes of timely and proper performance by the Borrower of obligations (compliance with the Bank requirements) for Credit repayment, payment of interest, fees and penalties accrued for its use, the Borrower hereby grants to the Bank an unconditional and irrevocable right, commencing from the Credit repayment date, payment of accrued interest, fees and penalties, as well as in case of the right of early debt repayment and interest payable, write off monetary funds by collection orders of the Bank (without additional orders of the Borrower):

6.10.1.1.	from Settlement account(s)/Settlement account(s) in foreign currency;

6.10.1.2.	from other accounts of the Borrower opened at the Bank within the validity term hereof.

6.10.2.	If at the Settlement account(s)/Settlement account(s) of the Borrower there are not enough monetary funds for due performance of the obligation to repay the Credit, payment of the interests accrued for using the same, the Borrower shall instruct the Bank to:

6.10.2.1.	Write off the funds in foreign currency that are at the Borrower’s Settlement Accounts in foreign currency at the Bank in the amount required for repayment of the Credit, payment of the interests accrued for using the same, fees and forfeits.

6.10.2.2.	Perform conversion of the written off foreign currency at the Bank rate and on terms and conditions set by the Bank for conversion operations on the day of operation.

6.10.2.3.	Monetary funds in Russian roubles obtained after conversion shall be directed to the Borrower’s settlement account at the Bank and then write off by collection orders (without additional instructions of the Borrower) to repay the debt under the Credit, accrued interest, fees and penalties.

6.10.3.	The Borrower hereby unconditionally and irrevocably authorized the Lender to pay for the Lender’s expenses and costs related to performance hereof (judicial costs, duties) by write off of relevant monetary funds from the Settlement account by collection orders (without additional orders of the Borrower).

6.10.4.	The Borrower hereby unconditionally and irrevocably confirms that it agrees that the rights and authorities vested in the Lender in accordance with the terms hereof shall be cumulative and supplement each other. The Lender’s failure, including at the time of occurrence of events specified in clause 6.10 hereof, to exercise its rights hereunder is not the Lender’s waiver to exercise such rights in the future. Single or partial exercise by the Lender of its rights provided to it under this Agreement shall not be the basis for termination of any other rights of the Lender subject to this Agreement.

6.11. PAYMENT PROCEDURE UNDER THE AGREEMENT

6.11.1.	All payments hereunder, including repayment (return) of the Principal debt, interest for the Credit use, possible penalties and fees. The Borrower shall direct to the Bank with mandatory specification in the payment document the purpose of payment, date and number hereof.

6.11.2.	If there is not enough monetary funds for the Borrower to perform monetary obligations hereunder in full the next level of debt repayment shall be set (in compliance with the chronological order of the Credit Tranches provision);

6.11.2.1.	interest not paid in time;

6.11.2.2.	Primary loan overdue debt;

6.11.2.3.	Credit interests;

6.11.2.4.	Principal debt under the Credit;

6.11.2.5.	the forfeit (penalties) accrued on the overdue interests;

6.11.2.6.	the forfeit (penalties) accrued on the past-due Principal debt.

6.11.3.	The Lender shall be entitled to unilaterally change the debt repayment order provided for in this article in accordance with the laws and after taking the decision send a written notification to the Borrower.

6.11.4.	For the purpose of settlements hereunder on the date of the Borrower’s monetary obligations performance the Borrower shall ensure that at the Settlement Accounts there are enough monetary funds for write off by the Bank by collection orders (without additional orders of the Borrower), or shall perform the Borrower’s monetary obligations hereunder by remittance of funds from the Borrower’s accounts at the Bank or other credit institutions.

6.11.5.	If there is not enough or no monetary funds at the Borrower’s accounts at the Bank to meet all claims in their regard, including the Lender’s claims, or if it is impossible to write off monetary funds from the Borrower’s account at the Bank for other reasons the Borrower shall perform the Borrower’s monetary obligations hereunder by remittance of funds from the Borrower’s accounts at other credit institutions to the Bank correspondent account specified in Article 12 hereof, on the basis of payment orders, if necessary, converting the funds to the obligations currency.

6.11.6.	The date of any payments receipt by the Lender hereunder shall be date (day) when monetary funds are actually written off from Settlement account/Settlement account in foreign currency or the date of remittance of funds to the Bank correspondent account specified in Article 12 hereof (if payments are sent from accounts at other credit institutions).

6.11.7.	If when making payment in favour of the Lender, for any reason the Borrower shall pay any taxes, fees from the specified amount etc., The Borrower shall increase the payment amount so that the Lender will receive the full payment amount payable by the Borrower in accordance herewith.

6.11.8.	If the date of the Borrower’s next payment hereunder is not a Business day, the Borrower shall make such payment on the Business day following the date of this payment set herein.

6.11.9.	If the Borrower concluded several agreements (contracts) with the Lender and the Borrower’s payment amount is not sufficient for performance of the Borrower’s obligations under all agreements (contracts). The Borrower shall unconditionally and irrevocably authorize the Lender to independently determine the sequence of agreements (contracts) for performance of obligations under which the payment is directed.

SECTION III. PROCEDURE FOR CONTROLLING THE CREDIT PROVIDED

7. CHANGE OF CREDIT CONDITIONS

7.1. The Lender has an unconditional right, in its sole discretion, to cancel, terminate, suspend the Credit Facility Utilization or reduce the granting limit to any amount with subsequent written notification of the Borrower or demand performance of Monetary obligations of the Borrower 5in full within the terms previously set herein with prior written notification of the Borrower, in case of occurrence of any of the following events:

7.1.1.	The Lender does not receive any payment due to it hereunder or the Collateral documentation within the terms set in the Agreement and/or Collateral documentation, respectively, save for when the payment is effected within 5 (five) Business days upon occurrence of the payment term and the delay was due to administrative, technical or other cause not depending on the Borrower or the Party Liable or failure in the functioning of payment and other systems required for effecting the payment.

[5]	Notice to the Borrower shall be sent at least 5 (Five) Business Days in advance.

7.1.2.	In case:

7.1.2.1.	in case of non-performance or undue performance by the Borrower or the Group company of any obligation to the Lender (save for the obligations specified in clause 7.1.1) hereunder, Collateral documentation or any other agreement (contract) signed by the Borrower or the Group company with the Lender; or

7.1.2.2.	failure to perform or improper performance of obligations under any agreement concluded by the Borrower or Group company with the Lender’s affiliate,

except for non-performance or undue performance of obligations of Mechel-Service OOO under Credit Facility Agreement No. 2612-195-К, dated May 3, 2012 between the Bank and Mechel-Service OOO, as well as non-performance or undue performance of the Group Companies’ obligations under Guarantee agreements and pledge agreements signed to secure obligations of Mechel-Service OOO under this Credit Facility Agreement No. 2612-195-К, dated May 3, 2012 before expiration of the 95 days term upon signature of Additional Agreement No.1, provided that such failure to perform or improper performance has not stopped or has not been eliminated within 10 (Ten) Business days upon occurrence of the failure to perform or improper performance.

7.1.3.	In case of occurrence or existence after December 31, 2015 of early recall in respect of Financial debt or other event of failure to perform or improper performance of obligations (default) of the Borrower and/or the Group companies that resulted or may result in payments equal to or exceeding:

7.1.3.1.	500,000,000 (Five hundred million) roubles (or the equivalent of the said amount in foreign currency) for the Borrower; or

7.1.3.2.	1,500,000,000 (One billion five hundred million) roubles (or equivalent amount in other currency) in aggregate for the Group companies in relation to early recall in respect of Financial debt or other events of failure to perform or improper performance of obligations (default) of the Group companies.

7.1.4.	If after December 31, 2015 the financial state of the Borrower or any company of the Group deteriorates, which, in the Bank’s opinion, threatens the following:

7.1.4.1.	failure to perform obligations for Credit repayment;

7.1.4.2.	initiation of bankruptcy, liquidation or forced reorganization in respect of the Borrower or any Group company;

7.1.4.3.	filing third party with a claim for payment of money or foreclosure, or recovery of property in excess of:

7.1.4.3.1.	500,000,000 (Five hundred million) roubles for the Borrower; or

7.1.4.3.2.	1,500,000,000 (One billion five hundred million) roubles (or the equivalent of the said amount in foreign currency) in the aggregate for the Group companies.

7.1.5.	In case of arrest, confiscation or other compulsory withdrawal of property of the Borrower and/or Group company, if:

7.1.5.1.	cost of this property exceeds 2 (Two) percent of the book value of the Borrower’s assets and/or the book value of the assets of the relevant Group company according to the accounting statements at the last reporting date; or

7.1.5.2.	the aggregate value of all property arrested, confiscated or otherwise compulsorily withdrawn from the Borrower and/or the Group companies exceeds 6,000,000,000 (Six billion) roubles (or the equivalent of the said amount in foreign currency), provided that such arrest, confiscation or compulsory withdrawal is not canceled within 15 (Fifteen) Business days.

7.1.6.	If the Borrower and/or Parties Liable take any actions aimed at termination or reduction of the Guarantee, recognition of this Agreement or Collateral documentation as invalid or not signed, as well as if the court accepts for review the application of the Borrower, Party Liable and/or third party aimed at termination or reduction of the Guarantee, recognition of this Agreement or Collateral documentation as invalid or not signed.

7.1.7.	Loss (in full or in part) of the Guarantee provided for herein and/or the Collateral documentation or deterioration of its condition due to any circumstances (including due to the circumstances that do not depend on the Borrower or Parties Liable that provided the Guarantee).

7.1.8.	If for the Borrower and/or Party Liable it becomes illegal to perform any of its obligations hereunder and/or Collateral documentation or this Agreement and/or Collateral documentation become invalid and void.

7.1.9.	In case of presentation of collection orders, payment orders, enforcement orders to the Settlement account and/or Settlement account in foreign currency, as well as to other accounts of the Borrower or Parties Liable at the Bank and other credit institutions after December 31, 2015 and/or freezing of funds on the accounts specified and/or suspension of transactions on accounts by authorized state bodies in the amount equal to or exceeding:

7.1.9.1.	500,000,000 (Five hundred million) roubles (or the equivalent of the said amount in foreign currency) for the Borrower; or

7.1.9.2.	1,000,000,000 (One billion) roubles (or the equivalent of the said amount in foreign currency) in the aggregate for all Group companies.

7.1.10.	If the Borrower and/or Party Liable submits the application for termination of the contracts for the Settlement Account and/or Settlement Account in foreign currency on whose basis the Settlement Account in RUB and the Settlement Account in foreign currency of the Borrower and/or relevant Party Liable was opened.

7.1.11.	Identification of unreliability (on the submission date) of the documents provided by the Borrower or any Party Liable during the Credit receipt or during the validity term hereof, unreliability (on the submission date) of the statements made by the Borrower or Party Liable in accordance with this Agreement, incompliance of the accounting with accounting rules.

7.1.12.	Adoption in the order provided by the Laws of the resolution on reorganization of the Borrower and/or Party Liable, winding up of the Borrower and/or Party Liable, and winding up of any Group company, book value of whose assets according to the accounting statements at the last reporting date exceeds 100,000,000 (One hundred million) roubles (or the equivalent amount in foreign currency).

7.1.13.	If there is a resolution or action in favour of the Borrower and/or any Group company taken by state bodies, local authorities and other persons that seriously impede or make it impossible to dispose of property of the Borrower and/or any Group company, if the value of such property exceeds 5 (Five) per cent of the book value of assets of the Borrower or Group company according to the accounting statements as of the last reporting date, or hinder the continued operation of the Borrower and/or the Group company, if the specified events impede the Borrower’s performance of its obligations hereunder and they are not eliminated within 25 (Twenty five) Business days upon occurrence.

7.1.14.	Loss by the Borrower and/or any Group company (or possible loss) including due to the circumstances that do not depend on the Borrower and/or any Group company without proportional counter-indemnity of the part of the property whose book value exceeds:

7.1.14.1.	for the Borrower, and/or Parties Liable - 0.5 (Zero point five) per cent of the book value of the Borrower’s assets and/or relevant Party Liable;

7.1.14.2.	for all other companies of the Group - 5 (Five) percent of the book value of assets of the relevant Group company according to the accounting statements at the last reporting date.

7.1.15.	Provision by the Borrower or any Party Liable (irrespective of the circumstances) to third parties (including credit institution and other lenders) of the right to write off monetary funds from the accounts of the Borrower and/or any Party Liable opened at the Bank on the basis of settlement documents provided in the Laws including on the basis of collection orders if such right was provided without the prior consent of the Bank and arose after December 31, 2015.

7.1.16.	Full or partial suspension, revocation or cancellation of licenses of the Borrower and/or any Group company required for performance of main activities of the Borrower or Group company, including licenses for the right of subsoil use; introduction of restrictions on license use conditions or additional requirements for this license; introduction of significant amendments to the license or expiration of the license for use of subsoil or another license required for production activities if the license was not prolonged within 30 (Thirty) Business Days upon its revocation, cancellation or expiration.

7.1.17.	Criminal case or criminal liability in respect of the sole executive management body, member of the management body, if these circumstances are not eliminated within 95 (Ninety five) calendar days.

7.1.18.	Changes in the structure and composition of the management bodies of the Borrower and/or Parties Liable, that in the Lender’s opinion may result in failure to perform their obligations by the Borrower and/or Parties Liable.

7.1.19.	Changes in the composition of shareholders/members of the Borrower and/or Parties Liable owning (directly or indirectly through other companies of the Group) more than 25 (Twenty five) percent plus 1 (One) voting share/share in the authorized capital of the Borrower and/or Parties Liable, as well as the amount of their share in the authorized capital of the Borrower and/or Parties Liable, without the prior written consent of the Bank save when such change occurs due to shares disposal by the Group companies retaining the amount of indirect ownership of such entity by the Company.

7.1.20.	Sending by the control/supervision authority of the request/instruction, claim filing in relation to the Borrower or the Group company due to failure to pay taxes that in the aggregate for the whole Group companies exceed 1,500,000,000 (One billion and five hundred million) roubles (or the equivalent of this amount in foreign currency) if this action is not challenged by the relevant entity in a due manner and/or the challenge period exceeded 90 (Ninety) calendar days and/or the decision of the court to pay the taxes not paid earlier by several Parties Liable in the aggregate amount exceeding 300,000,000 (Three hundred million) roubles (or the equivalent of this amount in foreign currency) was made effective.

7.1.21.	Availability of the Financial debt overdue by the debtors of the Borrower or any Party Liable for the amount exceeding 1,500,000,000 (One billion and five hundred million) roubles (or the equivalent of this amount in foreign currency), or availability of debt exceeding 500,000,000 (Five hundred million) roubles (or the equivalent of this amount in foreign currency), in whose relation the Borrower or relevant Party Liable took no actions to recover the debt in a claim and/or judicial procedure within 70 (Seventy) days.

7.1.22.	Evasion from provision of documents requested by the Bank that are required for Bank analysis of litigation for collection of accounts receivable by the Borrower or the Group company.

7.1.23.	Direction to the Borrower or any Group company by regulating/supervision body of claim or instruction on payment of fine/s in a total amount exceeding 1,000,000,000 (One billion) roubles (or equivalent amount in other currency), and/or lawsuits in respect of the Borrower or the Group company in the amount exceeding 500,000,000 (Five hundred million) roubles (or equivalent amount in other currency), and/or imposition by the relevant authority of the ban (temporary - for a period of more than 1 (One) month, or full) for use, development or production in subsoil use sections that are caused by violation of laws in the area of environmental protection, if these actions are not duly disputed by the relevant entity and/or the period for disputing exceeded more than 90 (Ninety) calendar days and the total scope of payment orders from legal/regulatory/supervisory and/or other state control bodies in respect of the Group companies exceeds 1,000,000,000 (One billion) roubles (or equivalent amount in other currency).

7.1.24.	Deviation of quarterly total production volume indicator of the Group companies by more than 10 (Ten) per cent of the relevant indicators of the Financial model, except when, in the reasonable opinion of the Company, this reduction is due to the necessity of maintaining economic efficiency.

7.1.25.	If the Group auditors issue the opinion with a reservation in relation to the audited consolidated annual financial statements of the Group prepared according to IFRS for the last reporting period, which, in the Lender’ opinion, may negatively affect performance by the Borrower and/or Party Liable of the obligations hereunder and/or Collateral documentation.

7.1.26.	If the Borrower or any Party Liable state their intention to repudiate or terminate this Agreement and/or any Collateral documentation or perform the actions aimed at disputing or terminating the Agreement and/or Collateral documentation.

7.1.27.

Termination or suspension by the Borrower and/or Parties Liable of the production activity in whole or in part, as well business termination by the Group company whose book value of the assets exceeds 100,000,000 (One hundred million) roubles (or equivalent amount in other currency) according to the financial statements at the last reporting date, except when termination of business by the Group company whose book value of the assets exceeds 100,000,000 (One hundred million) roubles (or equivalent amount in other currency) according to the financial statements at the last reporting date does not affect the indicators provided for in the Financial model.

7.1.28.	If any of the representations about circumstances provided by the Borrower in accordance with Article 3 hereof and/or provided by Parties Liable in Collateral documentation is incorrect, inaccurate or misleading at the time of provision.

7.1.29.	Receipt by the Bank of the notification from any Parties Liable, that are parties to the pledge agreement securing performance of the Borrower’s obligations hereunder of the intention to transfer (in whole or in part) the property pledged to the Bank in accordance with the pledge agreement(s) to further pledge in favour of third parties violating the conditions for the property further pledging set forth in the relevant pledge agreement.

7.1.30.	Transfer by any Party Liable (in whole or in part) of the property pledged to the Bank to further pledge in favour of third parties violating the conditions for the property further pledging set forth in the relevant pledge agreement, or imposition of the ban to dispose of such property in favour of third party in a judicial or any other legal procedure.

7.1.31.	Identification of circumstances evidencing that the Credit granted to the Borrower will not be repaid on time, including due to deterioration of the general economic situation in the banking sector.

7.1.32.	Termination of powers of members of the Board of Directors of the Company and/or the Borrower, CMP PAO, Southern Kuzbass OAO, Urals Stampings Plant OAO, Trade Port Posiet OAO composed of the Director appointed from among candidates proposed by the Bank and/or non-election of such Director who meets the criteria established by applicable laws for independent Directors, as members of the Board of Directors of the Company and/or the Borrower, CMP PAO, Southern Kuzbass OAO, Urals Stampings Plant OAO, Trade Port Posiet OAO or any subsequent election of members of the Board of Directors of such entities.

7.1.33.	Termination of powers of the Deputy General Director without agreement with the Bank if within 30 (Thirty) days after such termination of powers the Company does not ensure appointment of a new Deputy General Director from the candidates proposed by the Bank.

7.1.34.	Appointment, without prior consent of the Bank, the auditor of the consolidated financial statements of the Company prepared in accordance with IFRS and/or US GAAP, other company, except for PricewaterhouseCoopers, E&Y, KPMG or Deloitte.

7.1.35.	Violation or change by the Company of the procedure and principles of financial control specified in Annex No. 3 hereto, provided that such violation or change has a negative impact on performance by the Deputy General Director or the Financial Control Department of its functions and powers.

7.1.36.	In other cases provided for by the Laws.

7.2. If the Lender decides to file the claim against the Borrower to perform the Monetary Obligations in full earlier than the terms set herein in case of any events provided for in clause 7.1 hereof, the Lender may send to the Borrower at least 10 (Ten) Business days before the day of the claim performance, the written notification containing the claim for the Borrower.

Notification shall be sent to the address specified in Article 12 hereof by courier or registered mail (registered mail with return receipt requested), or telegraphic message. The Borrower shall perform the Lender’s requests within the terms specified in the notification.

7.3. Failure to exercise (full or partial) and/or delay by the Lender of exercise of rights set forth in this Article is not the Lender’s waiver to exercise such rights in the future and single or partial exercise by the Lender of such rights is not a ground for the Lender’s termination of exercise of such rights in the future.

7.4. Termination of the Borrower and Lender’s of obligations hereunder cannot be effected by offsetting similar counter-claims that arose from other contracts signed between the Borrower and the Lender.

8. REPORTING AND CHECKS ON SITE

8.1 The Borrower shall provide the Lender with the following documents every quarter:

8.1.1	No later than 15th (Fifteenth) day of the second month after the end of each calendar quarter, copies of the following documents:

8.1.1.1	balance sheet;

8.1.1.2	p&l statement;

8.1.1.3	breakdown of balance sheet items;

8.1.1.4	statement certified by the Borrower’s authorized person about condition of budget settlements of all levels;

8.1.1.5	statement certified by the Borrower’s authorized person about payroll condition;

8.1.1.6	statement certified by the Borrower’s authorized person about availability/non-availability of card-file to bank accounts in servicing banks;

8.1.1.7	statement about presence/absence of court proceedings specifying the amount and current status;

8.1.1.8	statement about the amount of dividends paid in the reporting quarter;

8.1.1.9	other documents upon the Bank’s written request specifying the reason of the request.

8.2 The Borrower provides copies of the following accounting documents to the Lender annually, before 15 (Fifteenth) business day of April of the current year, for the last financial year:

8.2.1	Forms of annual accounting statements for the last reporting year, including:

8.2.1.1	balance sheet;

8.2.1.2	p&l statement;

8.2.1.3	capital change statement;

8.2.1.4	cash flow statement.

8.2.2	Explanations to the accounting balance sheet, profit and loss statement (in tabular and (or) text form).

8.2.3	Information and explanation to the annual balance sheet.

8.3 The Borrower shall provide to the Lender annually, no later than 15 (Fifteen) Business days upon receipt of the audit report, a copy of the final part of the audit report confirming reliability of the Borrower’s accounting statements for the last reporting year.

8.4 The Borrower shall provide to the Lender no later than the 15th (Fifteenth) day of the first month following the settlement quarter the statement containing the information on the amount of the Borrower’s export revenue and the amounts of the executed conversion transactions over the reporting quarter.

8.5 The provided copies of the accounting (financial) statements documents shall be certified in accordance with the established procedure (with round seal, signature of the head and chief accountant of the Borrower or the persons authorized to certify such documents based on the provided powers of attorney). Copies of the annual accounting (financial) statements documents shall bear the mark confirming their receipt by the tax authority at the location of the Borrower state registration or contain the document confirming receipt by the tax authority of the reports by e-mail or by post.

Documents containing confidential information shall be provided subject to the procedure established for such information. Date (day) of submission by the Borrower of financial statements and other documents provided for in this Article shall be determined by the date of actual receipt by the Lender of the above documents.

8.6 The Borrower shall notify the Bank in writing on change of personal composition of the Borrower’s management bodies within 5 (Five) Business days upon such change. Notification of the Bank about change of personal composition of the management bodies of the Borrower is not required, if such change has occurred in accordance with the terms and conditions of Additional Agreement No. 1.

8.7 Within the validity term hereof the Borrower shall provide to the Bank or ensure provision by the Company to the Bank of the following information in the form of copies and originals certified by the Company6:

8.7.1	consolidated annual audited statements of the Company prepared in accordance with IFRS or US GAAP - no later than 180 (One hundred eighty) calendar days upon the end of the relevant financial year;

8.7.2	unaudited consolidated statements of the Company for the first, second and third quarters of the financial year, including consolidated balance sheet, statement of profit and loss and statement of total debt and the following document prepared in accordance with IFRS or US GAAP:

8.7.2.1	till December 31, 2016 - on or prior to 120 (One hundred twenty) calendar days upon relevant quarter expiration;

8.7.2.2	starting from January 1, 2017 - not later than 90 (Ninety) calendar days from the date of the end of the relevant quarter;

8.7.3	consolidated quarterly report on capital expenditures (CAPEX) of the Group prepared on the basis of the form in Annex No.6 - not later than 15 (Fifteen) Business days upon the end of the relevant quarter;

[6]	For the purposes of Article 8.7 hereof, in the document the “certified Company” means the document signed. General Director or other authorized person of the relevant Group company and the Deputy General Director of the Company for Financial Control (or other person temporarily performing its duties).

8.7.4	statement on the percentage of revenue of Traders in the Group’s consolidated revenue - together with provision of the consolidated financial statements of the Company within the terms specified in subclause 8.7.1 - 8.7.3 hereof;

8.7.5	statement on presence or absence of the Group companies, the Revenue, EBITDA or book value of the assets of which exceed 3 (Three) per cent of the relevant indicators of the Group - together with consolidated financial statements of the Company within the terms specified in subclause 8.7.1 - 8.7.3 hereof;

8.7.6	certificate with calculation of covenants specified in Article 4.25 hereof and Net debt/EBITDA ratio for the purposes of subclause 5.2.1 hereof - at the same time when providing the Company’s consolidated financial statements within the terms specified in clause 8.7.1 - 8.7.3 hereof;

8.7.7	approved annual budget (broken down by month) of the Group companies the main activity of which is manufacture, mining and generation of electric and thermal power with breakdown of budget items on procurement activities by type of products and/or services, procurement scope, procurement cost and counterparty (“Company budget”) - not later than March 30 of each year;

8.7.8	approved consolidated annual budget of the Group (broken down by month) (“Group Budget”) - no later than April 10 of each year;

8.7.9	plan/actual analysis of Budget execution of the company and the Group Budget for the last calendar month - not later than 25 (Twenty fifth) day of the month following the reporting one;

8.7.10	monthly report on the Group liquidity condition executed on the basis of the Company management statements data prepared on the basis of the form in Annex No.7 hereto for the last calendar month - not later than the 20th (Twentieth) day of the month following the reporting one;

8.7.11	statement about daily balances on each account of the Group companies opened at credit institutions during the last calendar month prepared on the basis of the form in Annex No. 9 hereto - no later than 10 (Ten) Business days upon completion of the relevant month;

8.7.12	statement of the Group Financial Indebtedness (including the information on the Intercompany debt) prepared on the basis of the form in Annex No.8 not later than 15 (Fifteen) Business Days upon the month expiration date specifying relevant encumbrances;

8.7.13	list of contracts for the products supply signed by the Group companies with major end buyers/purchasers and other Group companies, each of them having more than 1 (one) percent of the relevant Group company revenue within a quarter, as well as the report specifying the main conditions and scopes of the products supply by the Group companies under all supply contracts signed with major end buyers/purchasers and other Group companies - not later than 15 (Fifteen) Business days upon the end of the relevant quarter; and

8.7.14	quarterly monitoring report prepared by Deputy General Director according to the form developed by the Independent Financial Advisor and agreed on with the Bank on compliance by the Group companies with the indicators provided for in the Financial model and confirmed by the Independent Financial Advisor not later than 45 (Forty five) days upon the end of the relevant quarter.

8.8 The Borrower shall notify the Bank in writing on the following circumstances not later than 5 (Five) Business days upon occurrence of these circumstances:

8.8.1	occurrence of early Credit reclamation provided for in clause 7.1 hereof; or

8.8.2	occurrence of any fact that can adversely affect the ability of the Borrower or any Party Liable to perform its obligations to the Bank hereunder and/or Collateral documentation.

8.9 In case of amendments in constitutional documents the Borrower shall provide to the Lender notarized copies of relevant documents no later than 10 (Ten) Business days upon state registration of amendments.

8.10 The Borrower shall monthly provide to the Bank a statement about total revenue for the current month received on settlement accounts of the Borrower in credit institutions, not later than 15 (Fifteen) Business days upon the end of the current month.

8.11 The Borrower shall notify the Bank (or ensure notification by other Group company) on provision by any Group company of the surety/ guarantee in accordance with clause 4.22.4.4 hereof not later than 5 (Five) Business Days from the date when the Borrower had to learn about provision of the relevant surety/ guarantee.

8.12 The Borrower shall notify the Bank on submitting a claim against the Borrower (including legal action, claim, demand for payment and/or refund, demand for labour disputes, etc.) from third parties for the amount exceeding 50,000,000 (Fifty million) roubles within 5 (Five) days from the date when the Borrower was notified on the relevant claim and provide at the Lender’s request explanations and details regarding the claim submitted.

8.13 Upon the request of the Lender or Deputy General Director immediately provide or ensure provision to the Lender, Deputy General Director and/or their representatives, auditors and other professional advisors with free access to the premises provided that the visitors observe the access regime and the regime for staying at the facility, assets and other primary documents (in hard copy and electronic form) and all accounting and reporting systems (SAP, 1C, etc.) of the Borrower including without limitation the following information and/or documents:

8.13.1	information on the Financial Indebtedness of the Group companies (including the Intercompany debt), any commercial debt of the Group companies (including commercial debt among the Group companies), issued sureties and/or guarantees under the obligations of third parties not included in the Group, as well as on the obligations of the Group companies to third parties;

8.13.2	information and documents related to compliance by the Borrower and/or Parties Liable with financial obligations specified in Article 4.25 hereof;

8.13.3	information and documents in relation to the commercial debt of the Group, including commercial debt among the Group companies;

8.13.4	information on the sale of products, including products supply contracts signed with end buyers/consumers and the Group companies;

8.13.5	information about procurement activities of the Group companies, contracts with contractors and/or service companies for procurement of products and/or services;

8.13.6	information and documents concerning cash flow of the Group companies, including the information and documents concerning balance of monetary funds at the accounts of the Group companies at credit institutions, statements of account of the Group companies, information on all performed transactions at accounts and executed payments;

8.13.7	decision made by the management bodies of the Group companies, inner committees of the Group companies, as well as the information submitted for review by the inner committees of the Group companies and management bodies of the Group companies;

8.13.8	information concerning annual investment program of the Group, including:

8.13.8.1	set limits of investment activities of the Group broken down by the Group companies;

8.13.8.2	information about projects being approved;

8.13.8.3	indicators of implementation of the Group’s investment program, including raised (or planned to raise) financing, information about development and implementation of main projects;

8.13.8.4	planned and actual performance analysis of the annual investment program of the Group for each calendar month including the indicators on raised (or planned to raise) financing, development and commissioning of the main projects, and if the indicators deviate from the ones planned in the annual investment program of the Group by 5 (Five) and more percent, detailed explanations of the causes behind such deviations and the possibilities to correct the same;

8.13.8.5	information on the performed or planned budget updates for the investment activities without changing the general budget of the Group annual investment program and/or correction of the general budget of the Group annual investment program;

8.13.8.6	calculation of economic efficiency indicators of the Group’s investment projects;

8.13.8.7	information about implementation of investment projects, including resolutions about implementation of the relevant investment project taken in accordance with the schedule provided for within the annual investment program of the Group, deviations from the Budget, term and content of works performed within implementation of the relevant investment project;

8.13.9	Budget of the Group companies and Budget of the Group;

8.13.10	plan/actual analysis of Annual budget execution by the Group company for each calendar month and, in case of indicators deviations from the ones planned in the Budget by 5 (Five) and more percents, detailed explanations for reasons of such deviations and possibility of their adjustment;

8.13.11	information on the performed or planned budget updates and/or adjustments of the annual budget of the relevant Group company;

8.13.12	information and documents in respect of any claim submitted against the Group company (including legal action, claim, demand for payment and/or refund, claims for labour disputes, etc.) from third parties in the amount exceeding: for Southern Kuzbass OAO, the Borrower or CMP PAO - 50,000,000 (Fifty million) roubles, for all other companies of the Group - 10,000,000 (Ten million) roubles.

8.13.13	information and documents in relation to the claims filed by the tax authorities to the Group companies, as well as the results of audits by the tax authorities of the Group companies.

8.13.14	information on any claims filed by state authorities to the Group companies.

8.13.15	information about acquisition/alienation of property and other assets (including shares) of the Group companies, including information related to sale of non-core assets to the Group companies;

8.13.16	licenses required for performance of main business activities of the Group companies;

8.13.17	information concerning the structure of the Company share capital to the beneficiary owner level;

8.13.18	information on the transactions executed by the Borrower and Parties Liable with the affiliates; and

8.13.19	information on any facts that may result in significant deterioration of the Borrower and/or Parties Liable financial state.

SECTION IV. MISCELLANEOUS

9. ASSIGNMENT OF RIGHTS AND DEBT TRANSFER

9.1 The Lender shall be entitled to assign its rights hereunder to third party with subsequent written notification of the Borrower on the transfer of rights.

9.2 The Borrower may assign its rights and transfer the Obligations hereunder in favour of third parties only subject to written consent of the Lender.

10. GOVERNING LAW. DISPUTES REVIEW

10.1 The rights and obligations of the Parties not governed by the provisions of this Agreement will be subject to the laws of the Russian Federation.

10.2 The Agreement is made and shall be construed subject to the laws of the Russian Federation.

10.3 If any provision of this Agreement becomes or is declared invalid or not relevant subject to the Laws due to amendments introduction in the Laws of the Russian Federation, all remaining provisions of this Agreement shall remain in force.

10.4 Disputes and disagreements shall be reviewed according to the procedure provided for in the Russian Federation laws at the Arbitration Court of Moscow.

11. INTRODUCTION OF AMENDMENTS AND OTHER CONDITIONS

11.1 Introduction of amendments and supplements into this Agreement and its termination shall be executed by additional agreements that will be an integral part hereof. This condition shall not apply to cases of unilateral amendment hereof by the Bank (including in accordance with clauses 6.7.5, 6.11.3 and 7.1 of this Agreement).

11.2 This Agreement shall enter into force upon its signature by the Parties (taking into account the date of entry into force of amendments, as specified in Additional Agreement No. 1) and shall be valid until the date of performance of the Borrower’s obligations hereunder.

11.3 All Annexes hereto, as well as Annexes provided by the Company in accordance with clause 4.1.19 of Additional Agreement No. 1 form an integral part hereof.

11.4 This Agreement is signed in Moscow in 3 (Three) copies of equal legal force, including one copy for the Borrower, two copies for the Lender.

12. CORRESPONDENCE AND ADDRESSES OF THE PARTIES

12.1 Official correspondence on issues hereof will be executed in Russian with mandatory details “Credit Facility Agreement dated «26» April 2013 No.85/13-B” in accordance with clause 12.2 of this Agreement. In addition, copy of such correspondence shall be mandatorily sent to e-mail: corpfin@mechel.com.

12.2 Any notification or other communication sent by the Parties to each other hereunder shall be made in writing, signed by an authorized person and sent by e-mail corpfin@mechel.com and fax + 7 (495) 221-88-00 (e-mail address, fax number of the Borrower), + 7 (495) 719-1967 (fax number of the Lender) with mandatory sending of the original by courier or registered mail (registered mail with return receipt requested) at the address specified in Article 12.4 hereof.

12.3 The Parties shall notify each other in writing on the upcoming change of their addresses, telex, fax, phone numbers at least 10 (Ten) calendar days prior to the date of change.

12.4 Addresses and bank details of the parties:

Lender

Gazprombank (Joint Stock Company);

16 Nametkina Str., building 1, 117420 Moscow, TIN 7744001497, Corr.acc 30101810200000000823 Main Department of the Bank of Russia for the Central Federal District, personal account No.47422810100000000051, BIC 044 525 823

Payment details in USD: DEUTSCHE BANK TRUST COMPANY AMERICAS, New York 130 Liberty Street, New York. NY 10006 USA SWIFT CODE: BKTR US 33 account N 04414534 in favour of Gazprombank. To be credited to the account 47422840200000000044

Payment details in EUR: Commerzbank AG. Frankfurt-am-Main SWIFT: COBADEFF account 400887037001 EUR. To be credited to the account 47422978800000000044

Borrower	Joint Stock Holding Company Yakutugol, 3 Lenina Str., b.1, Neryungri, 678960 Republic of Sakha (Yakutia) TIN 1434026980, account No. 40702810300261002462, 4070284020026300263002462, 40702978800263002462 at the branch of GBP Bank (JSC) in Yekaterinburg corr. acc. 30101810800000000945 at the Unified Cash Settlement Center of Yekaterinburg.

Signatures of the Parties:

On behalf of the Lender (Position)	On behalf of the Borrower (Position)

L.S.	L.S.

Annex No. 1

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

[ON THE BORROWER’S LETTERHEAD]

ref. №

«        »              20

Gazprombank (Joint Stock Company);

APPLICATION FOR THE CREDIT FACILITY USE

In accordance with the Credit Facility Agreement dated                                         »             20     №                      (hereinafter - the “Agreement”) please provide                      (specify full corporate name of the Borrower in accordance with the constitutional documents)                      »              20     (specify the Credit granting date) monetary funds (Tranche) in the amount                      (                    )                      (specify the amount in figures and in words in parenthesis, and the Credit Tranche currency)

and credit the foregoing funds to our Settlement Account/ Foreign Currency Settlement Account No.                      at Gazprombank (Joint Stock Company).

The amount of funds obtained (the Credit Tranche) will be used by us for the purposes specified in clause 6.2 of the Agreement, as evidenced by the attached documents.

Terms and definitions used in the Application have the same meanings as in the Agreement unless otherwise expressly provided by the context of the Application.

This Application for Credit shall be an integral part of the Agreement.

Also we hereby confirm that as of                                         »              20     (Application date shall be specified) all representations and obligations contained herein are performed.

Appendix: on      sheets in copies

On behalf of the Borrower

(position of the executive officer/ authorized person)	Chief Accountant:
Full name	Full name
Signature	Signature

Annex No. 2

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

DESCRIPTION AND DETAILS OF THE GROUP COMPANIES

REFERRED TO IN THE CREDIT AGREEMENT

Urals Stampings Plant OAO – Urals Stampings Plant Joint Stock Company, registered office: 7 Dzerzhinskogo street, Chebarkul, 456440 Chelyabinsk Region, Russian Federation; OGRN: 1027401141240; TIN: 7420000133.

CMP PAO – Chelyabinsk Metallurgical Plant Public Joint Stock Company, registered office: 14 Vtoraya Paveletskaya Str., Chelyabinsk, 454047 Chelyabinsk Region, Russian Federation OGRN: 1027402812777; TIN: 7450001007.

Izhstal OAO – Izhstal Joint Stock Company, registered office: 6 Novoazhimova street, Izhevsk, 426006 Udmurt Republic, Russian Federation; OGRN: 1021801435325; TIN: 1826000655.

Beloretsk Metallurgical Plant OAO – Beloretsk Metallurgical Plant Joint Stock Company, Registered office: 1 Blyukher street, Beloretsk, 453502 Republic of Bashkortostan, Russian Federation; OGRN: 1020201623716; TIN: 0256006322.

Trade Port Posiet OAO – Trade Port Posiet OAO, registered office: 41 Portovaya street, Posiet, Khasansky District, 692705 Primorye Territory, Russian Federation; OGRN: 1022501193527; TIN: 2531002070.

Korshunov Mining Plant OAO – Korshunov Mining Plant Open Joint Stock Company, Registered office: 9A/1 Ivashchenko Str., Zheleznogorsk-Ilimsky, 665651, Irkutsk Region, Russian Federation; OGRN 1023802658714; TIN: 3834002314.

Southern Kuzbass OAO – Southern Kuzbass Coal Company Open Joint Stock Company, Registered office: 6 Yunosti street, Mezhdurechensk, 652877 Kemerovo Region, Russian Federation; OGRN: 1024201388661; TIN: 4214000608.

Yakutugol Holding Company OAO - Joint Stock Holding Company Yakutugol, registered office: 3 Lenina street, bldg 1, Neryungri, 678960 Republic of Sakha (Yakutia), Russian Federation; OGRN: 1021401009057, TIN: 1434026980.

Mechel Mining OAO – Mechel Mining Joint Stock Company, registered office: 1 Krasnoarmeiskaya street, Moscow, 125993, Russian Federation; OGRN: 1085406013846; TIN: 5406437129.

Mechel-Trans OOO – Mechel Trans Limited Liability Company, Registered office: 9 Ostrovityanova street, bldg 4, 117437 Moscow, Russian Federation, OGRN: 1027739053374; TIN: 7728246919.

Port Mechel Temryuk OOO – Port Mechel Temryuk Limited Liability Company, Registered office: Temryuk port, Temryuk District, 353500 Krasnodar Region, Russia; OGRN: 1082352000521; TIN: 2352042694.

Bratsk Ferroalloy Plant OOO - Bratsk Ferroalloy Plant Limited Liability Company, registered office: Central Residential District, P 01 11 01 00, Bratsk, 665716 Irkutsk Region, Russian Federation; OGRN: 1033800845760; TIN: 3804028227.

Mechel-Service OOO – Mechel-Service Limited Liability Company, registered office: 35 Mishina street, Moscow, 127083, Russian Federation; OGRN: 1057746840524; TIN: 7704555837.

Mechel-Energo OOO - Mechel-Energo Limited Liability Company, Registered office: 14 Vtoraya Paveletskaya Str., Chelyabinsk, 454047 Chelyabinsk Region, Russian Federation OGRN: 1027700016706; TIN: 7722245108.

Mechel-Coke OOO - Chelyabinsk Coke and Chemical Products Plant Limited Liability Company, registered office: 14 Vtoraya Paveletskaya Str., Chelyabinsk, 454047 Chelyabinsk Region, Russian Federation OGRN: 1067450023156; TIN: 7450043423.

Kuzbassenergosbyt OAO - Kuzbass Energy Sales Joint Stock Company, Registered office: 90/4 Lenina pr-t, Kemerovo, 650036 Russian Federation OGRN: 1064205110133; TIN: 4205109214;

Tomusinsky Open-Pit Mine OAO - Tomusinsky Open-Pit Mine OAO, registered office: 300 Gorkogo str., Mezhdurechensk, Kemerovo Region, Russian Federation; OGRN 1024201390718; TIN - 4214000020.

Mechel Carbon AG – company incorporated under the laws of Switzerland registered at the address 11 Oberdorfstrasse, CH 6340 Baar, Switzerland.

Mechel Trading AG - company incorporated under the laws of Switzerland registered at the address 11 Oberdorfstrasse, CH 6340 Baar, Switzerland.

Mechel International Holdings GmbH - company incorporated under the laws of Switzerland registered at the address 11 Oberdorfstrasse, CH 6340 Baar, Switzerland.

Annexes Nos. 3 – 5 to Credit Facility Agreement No. 85/13-B dated April 26, 2013 are disclosed within Annexes Nos. 1 – 3 to Additional agreement “Annexes Nos. 3 – 5 to Credit Facility Agreement No. 85/13-B dated April 26, 2013” (refer to Exhibit 4.53)

Annex No. 6

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

FORM OF QUARTERLY REPORT ON CAPITAL EXPENSES

Report on capital expenses, ths roubles

APPROVED BY

General Director of Mechel OAO

O.V. Korzhov

Deputy General Director for Financial Control

M.Darbinyan

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Total

Mining segment

Southern Kuzbass

Expansion of production volume at Sibirginskaya underground mine											Production increase to 2.4 mln tons/year

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Supporting costs:

Project 1

Project 2

Project 3

Yakutugol

Railway construction and development of Elga field											Production increase to 11.7 mln tons/year and ensuring of railway coal transportation by expanding the road capacity

Supporting costs:

Project 1

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Project 2

Project 3

Korshunov Mining Plant

Dredging of Rudnogorskiy and Korshunovskiy open-pit mines for access to lower levels											Increase of the company reserves

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Moscow Coke and Gas Plant

Supporting costs:

Project 1

Project 2

Project 3

Mechel-Coke

Supporting costs:

Project 1

Project 2

Project 3

Metallurgical segment

CMP

Construction completion of the universal structural mill											Issue of up to 1.1 mln tons/year of long products (rails and beams)

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Reconstruction of oxygen-converter shop											Increase of one-time melting volume up to 152 tons

Supporting costs:

Project 1

Project 2

Project 3

Beloretsk Metallurgical Plant

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Urals Stampings Plant

Supporting costs:

Project 1

Project 2

Project 3

Izhstal

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Vyartsilya Metal Products Plant

Supporting costs:

Project 1

Project 2

Project 3

Nemunas

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Donetsk Electrometallurgical Plant

Supporting costs:

Project 1

Project 2

Project 3

Bratsk Ferroalloy Plant

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Power segment

Southern Kuzbass Power Plant

Supporting costs:

Project 1

Project 2

Project 3

Kuzbassenergosbyt

Supporting costs:

Project 1

Project 2

Project 3

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Mechel-Energo

Supporting costs:

Project 1

Project 2

Project 3

Transport segment

Port Posiet

Technical modernization of the port											Increase of the port capacity up to 9 mln tons/year

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Supporting costs:

Project 1

Project 2

Project 3

Port Temryuk

Supporting costs:

Project 1

Project 2

Project 3

Port Vanino

Supporting costs:

Project 1

	Current year, mln roubles						Total amount of the investment project, mln USD	Performed in the previous years	Budget execution for the investment project	Comments	Project substance
	Plan by model		Actual		Deviation
List of investment projects by enterprises	current period	cumulative total	current period	cumulative total	current period	cumulative total

Project 2

Project 3

Other

Mechel Materials

Construction of installation for production of portland cement from CMP slag											Construction of facilities for production of portland cement with capacity of 1.6 mln tons/year

Supporting costs:

Project 1

Project 2

Project 3

Annex No. 7

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

FORM OF MONTHLY REPORT ON THE GROUP LIQUIDITY

Report on the liquidity condition on the date, ths roubles

APPROVED BY

General Director of Mechel OAO

O.V. Korzhov

Deputy General Director for Financial Control

M.Darbinyan

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

currency conversion

opening balance

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

including balance in the block

free opening balance

Revenues

proceeds from third parties

Mining division

Yakutugol

Southern Kuzbass

Mechel-Coke

Korshunov Mining Plant

Metallurgical division

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

CMP

Urals Stampings Plant

Mechel-Service

Wire products division

Beloretsk Metallurgical Plant

Power division

Mechel-Energo

Transport division

Mechel-Trans

Port Posiet

Mechel Temryuk

Mechel Materials (including Kinel)

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

other enterprises

settlements with KES

reimbursement of taxes

raising of credit

other proceeds

proceeds from MSG

change of blocks per day

to be distributed

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

Expenditures

oper. + inv. activities

salaries

taxes:

taxes written off

taxes paid

gas (Novatek, Rosneft)

PPE

legal services

freight of MCAG

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

corporate audit

Mechel Materials (including Kinel)

oper. activity

inv. activities

Mechel-BusinessService

oper. activity

inv. activities

Fincominvest

oper. activity

inv. activities

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

Mechel OAO

oper. activity

inv. activities

Southern Urals Nickel Plant

oper. activity

inv. activities

other enterprises

oper. activity

inv. activities

settlements with Elgaugol

settlements with KES

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

Mining division

oper. activity

Yakutugol

Southern Kuzbass

Mechel-Coke

Korshunov Mining Plant

inv. activities

Yakutugol

Southern Kuzbass

Mechel-Coke

Korshunov Mining Plant

Metallurgical division

oper. activity

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

CMP

Urals Stampings Plant

Mechel-Service

inv. activities

CMP

Urals Stampings Plant

Mechel-Service

Wire products division

oper. activity

Beloretsk Metallurgical Plant

inv. activities

Beloretsk Metallurgical Plant

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

Power division

WEM

mains

power industry

other

Southern Kuzbass Power Plant

written off

TOTAL without WEM

inv. activities

Transport division

RZhD

involved transport Mecheltrans

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

involved transport Divisions

other

written off

TOTAL without RZhD

inv. activities

inv. activities (for reference)

financing activities

principal

percent

fees

leasing

indicator	Payables as of xx/xx/xxxx	overdue payables as of xx/xx/xxxx	month
			plan previous month	actual (previous month)						+ / -%	plan next month
				eqv.	roubles	USD	EUR	sets-off	bills

factoring

sublease

other

Annex No. 8

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

FORM OF THE STATEMENT ON FINANCIAL DEBT OF THE GROUP COMPANIES

APPROVED BY

General Director of Mechel OAO

O.V. Korzhov

Deputy General Director for Financial Control

M.Darbinyan

No.	Creditor	Borrower	Credit type (inter company loan, credit, overdraft, revolver, leasing, repo, etc.)	Currency	Outstanding balance			xx/xx/x xxx	Outstanding balance in RUB	Repay ments in RUB	Repay ments in RUB	Repay ments in RUB	Repay ments in RUB	Repay ments in RUB		Repay ments in RUB	Repay ments in RUB	Security	Guaran tees	Guaran tees	Guaran tees	Guaran tees	Guaran tees
					RUR	USD	EUR	Other	XX.XX.XXXX	Q 3 2015	Q 4 2015	2015	Q 1 2016	Q 2 2016	…	2021	and herein after		1	2	3	4	5

Exchange rates

RUR / USD

EUR / USD

Annex No. 9

to Credit Facility Agreement

No. 85/13-B dated April 26, 2013

FORM OF THE STATEMENT ON DAILY BALANCE OF FUNDS ON ACCOUNTS IN CREDIT INSTITUTIONS

APPROVED BY

General Director of Mechel OAO

O.V. Korzhov

Deputy General Director for Financial Control

M.Darbinyan

Statement on daily balance of funds on accounts in credit institutions

Period:

Report currency: RUR (thousand)

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Net balance of funds
RUB
USD
EUR
Pound
UAH
Kazakhstan tenge
Singapore dollar

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Metallurgical segment
RUB
USD
EUR
Kazakhstan tenge
CMP
RUB
USD
EUR
Izhstal
RUB
Izhstal-Auto OOO
RUB
Izhstal-TNP OOO
RUB
Urals Stampings Plant
RUB
USD
Chelyabinsk branch of Urals Stampings Plant
RUB

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
USD
EUR
Mechel Steel Management Company
RUB
Mechel-Service Russia
RUB
USD
EUR
Mechel Service Kazakhstan
USD
Kazakhstan tenge
Mechel Trading
RUB
USD
EUR
Bratsk Ferroalloy Plant
RUB
VtorResurs
RUB

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Mechel Vtormet OOO
RUB
Spetsremzavod
RUB
PromMet OOO
RUB
Wire Products segment
RUB
USD
EUR
Beloretsk Metallurgical Plant
RUB
USD
EUR
Vyartsilya Metal Products Plant
RUB
EUR
Nemunas
USD
EUR

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Beloretsk Metallurgical Plant-Invest
RUB
Beloretskiy Trading House
RUB
Mining segment
RUB
USD
EUR
Singapore dollar
Moscow Coke
RUB
Mechel-Coke
RUB
USD
Southern Kuzbass
RUB
USD
EUR

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Tomusinsky Open-Pit Mine OAO
RUB
MID OOO
RUB
Transkol OOO
RUB
Southern Kuzbass Coal Company
RUB
USD
EUR
Resource-Coal OOO
RUB
Romantika JV OOO
RUB
Vzryvprom South Kuzbass OAO
RUB
ShakhtSpetsStroy OOO
RUB

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Yakutugol
RUB
USD
EUR
Neryungrinskaya Avtobaza
RUB
Yakutugol Holding Company
RUB
USD
EUR
KGOK
RUB
Mechel Mining Management Company
RUB
Mechel Mining OAO
RUB
Mechel Carbon
RUB
USD
EUR
Singapore dollar

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Mechel Carbon AG
RUB
USD
EUR
Mechel Carbon (Singapore) PTE Ltd
RUB
USD
EUR
Singapore dollar
EKOS-PLUS
RUB
Mechel Engineering
RUB
Mechel-Remservise
RUB
Metallurgshakhtspetsstroy
RUB

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Elgaugol OOO
RUB
USD
EUR
Commercial segment
RUB
EUR
Mechel Materials
RUB
EUR
Pugachevsky open pit mine
RUB
Transport segment
RUB
USD
EUR
UAH
Mechel Trans Vostok
RUB
USD

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Mechel-Trans OOO
RUB
USD
EUR
Posiet Port
RUB
EUR
Kambarka Port
RUB
Temryuk Port
RUB
USD
Mechel Vanino Port OOO
RUB
Morskie Gruzovye Perevozki (MGP)
RUB
Lebed Agency
RUB
USD

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Mechel-Trans Auto OOO
RUB
Mechel-Trans Management Company OOO
RUB
Mechel-Trans Ukraine
USD
UAH
Power segment
RUB
Mechel-Energo
RUB
KES
RUB
Southern Kuzbass Power Plant
RUB
Elektroset
RUB
TEU
RUB

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Other
RUB
USD
EUR
Pound
Kazakhstan tenge
MTH
RUB
KazNickel
USD
Kazakhstan tenge
Oriel Holding
RUB
USD
EUR
Pound
Mechel BusinessService
RUB
Mechel OAO
RUB
USD
EUR

Type of balance / Enterprise / Division / Account currency / Bank account type	TOTAL
	01/xx/xxxx	02/xx/xxxx	03/xx/xxxx	04/xx/xxxx	05/xx/xxxx	.…	31/xx/xxxx
Fincom-Invest
RUB
MIH
RUB
USD
EUR

Annexes Nos. 10 – 15 to Credit Facility Agreement No. 85/13-B dated April 26, 2013 are disclosed within Annexes Nos. 4 – 9 to Additional agreement “Annexes Nos. 10 – 15 to Credit Facility Agreement No. 85/13-B dated April 26, 2013” (refer to Exhibit 4.53)

Annex No.2

to Additional agreement No. 1 dated              2015

to Credit Facility Agreement No. 85/13-B dated April 26, 2013

DEBT ACKNOWLEDGEMENT DEED

Gazprombank (Joint-Stock Company), General License No. 354, hereinafter referred to as the “Creditor” or “Bank”, represented by                                          acting under                     , on the one part, and                     , hereinafter referred to as the “Borrower”, represented by                                         , acting under                     , on the other part, jointly referred to as the “Parties”, have made this deed as follows:

1.	For the purposes of changing the currency of credit and parties’ obligations under Credit Facility Agreement dated [●] No. [●] (hereinafter - the “Credit Agreement”) in accordance with Additional Agreement dated [●] No. [●] (hereinafter - the “Additional Agreement”), the Parties have performed the reconciliation of Borrower’s loan indebtedness to the Bank under the Credit Agreement as on [●]. According to reconciliation results, the total amount of Borrower’s indebtedness to the Bank under the Credit Agreement shall be USD [●], including:

(a)	Principal amount of loan - USD [●],

(б)	Amount of interest accrued but outstanding - USD [●];

2.	The Parties have agreed on translating the total amount of Borrower’s indebtedness under the Credit Agreement to the Russian Federation currency (Rubles) as on the Effective Date. The Parties have agreed to exercise Borrower’s indebtedness amount translation at the rate of [●] as on the Effective Date.

3.	The Effective Date shall be: 20 .

4.	The total amount of Borrower’s indebtedness under the Credit Agreement shall amount to RUB [●] in the Russian Federation currency as on the Effective Date, including:

(a)	Principal amount of loan - RUR [●],

(б)	Amount of interest accrued but outstanding - RUR [●];

5.	Parties’ obligations under the Credit Agreement shall be considered modified as from the Effective Date in accordance with the Additional Agreement, the Credit Agreement as amended and this Debt Acknowledgement Deed.

6.	Terms used in this Debt Acknowledgement Deed shall have the meaning defined therefor in the Additional Agreement, unless otherwise specified herein.

7.	This deed shall be an integral part of the Additional Agreement and has been made in duplicate, one copy for either Party.

For the Creditor	For the Borrower
(Title)	(Title)

L.S.	L.S.